UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Commission File Number 0-21138

     Date or report ( Date of earliest event reported ): September 6, 2002


                                 INPRIMIS, INC.
             (Exact name of registrant as specified in its charter)

         Florida                                         59-2479377
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

    1601 Clint Moore Road
     Boca Raton, Florida
    (Address of principal                                   33487
      executive offices)                                 (Zip Code)

                                 (561) 997-6227

              (Registrant's telephone number, including area code)


Item: 2.   Acquisition or Disposition of Assets.

         Item 2: On September 6, 2002, Inprimis, Inc. ( the "Registrant") executed a merger agreement and ancillary documents implementing the acquisition of 100% of the outstanding capital stock of Ener1 Battery Company from the Registrant's parent, Ener1 1 Group. As a result of the merger, Ener1 Battery Company became a wholly owned subsidiary of the Registrant, Ener1 Group's ownership of the registrant increased to approximately 96% of fully diluted common share equivalents, after giving effect to exercise of all warrants and options and mandatory conversion of the registrant's new Series A Convertible Preferred Stock.

         Ener1 Battery Company, the company acquired by the registrant in the merger that is the subject of this current statement, is in the business of developing, marketing and producing lithium ion and other lithium technology batteries for use in military, industrial and consumer applications. The registrant intends to continue the use of the acquired assets for such purposes.

                        INPRIMIS, INC. AND SUBSIDIARIES

In exchange for 100% of the stock in Ener1 Battery, the registrant paid the following consideration to Ener1 Group:

         (a) 50,000,000 shares of the registrant's restricted Common Stock, par value $0.01 per share.

         (b) 3,930,000 shares of the registrant's new, restricted Series A Preferred Stock, par value $0.01 per share. The Preferred Stock converts, on a mandatory basis, into 50 shares of the registrant's common stock for each share of preferred, has the rights, preferences and designations set forth in the Certificate of Designations included as Exhibit A to the Merger Agreement. The Preferred Stock will be converted into 196,500,000 shares of the registrant's common stock The conversion into common stock will occur at such time when the shareholders of the Registrant have approved an amendment to the articles of incorporation to increase the authorized shares of the Company sufficiently to effect the conversion.

         (c) Warrants to purchase up to 48,402,985 shares of the registrant's common stock (the ("Warrants") will be issued to Ener1 Group at an exercise price of $0.08 per share. The warrants have a 10-year term.

         (d) A $1,161,850 promissory note payable to Ener1 Group, bearing interest at 10% per annum and due on September 1, 2003.

          As part of the transaction, Ener1 Group is making capital contributions to Ener1 Battery Company of up to $4,700,000. Ener1 Group has advanced $1,873,368 of the above amount. All additional such contributions, up to $4,700,000, will be recorded as paid in capital.

         Also on September 6, 2002, the registrant and Ener1Group finalized the documentation of Ener1 Group's prior and continuing capital contributions to the registrant for use by the latter's Digital Media Technologies division. Capital contributions from May 8, 2002 have been recorded as capital contributions. As of September 6, 2002, such capital contributions totaled $1,564,670. In connection with the capital contributions, the registrant issued the following restricted securities to Ener1 Group:

                        INPRIMIS, INC. AND SUBSIDIARIES

         (a) 80,000 shares of the registrant's new Series A Preferred Stock, par value $0.01 per share. The Preferred shares convert on a mandatory basis to 50 shares of the registrant's common stock for each Preferred share. The total common shares equivalents, on a fully converted basis, represented by the above Series A Preferred Stock, is equal to 4,000,000 shares of the registrant's common stock. The conversion into common stock will occur at such time when the shareholders of the Registrant have approved an amendment to the articles of incorporation to increase the authorized shares of the Company sufficiently to effect the conversion.

         (b) Warrants to purchase up to 20,597,015 of the registrant's Common Stock with an exercise price of $0.08 per share. These warrants have a 10-year term.

         The remainder of Ener1 Group's $2,000,000 contemplated investment in the registrant ($435,330) will be recorded as additional paid in capital when made, and no additional shares will be issued in connection therewith.

Effect of the Merger and Investment on the Registrant's Capital Structure:
-------------------------------------------------------------------------

Prior to the merger and investment transactions that are the subject of this current statement, the registrant had 58,947,020 shares outstanding and approximately 1,700,000 outstanding options to purchase shares of its common stock. Giving effect to the transactions and assuming the conversion of all of the registrant's new Series A Preferred Stock to common stock and exercise of all outstanding stock options and warrants, the registrant's fully diluted common equivalent shares total 380,147,020. Ener1 Group's ownership thereof is approximately 96%. The table below summarizes the changes:

         Security                                           Common Equivalents
         --------                                           ------------------

Common Shares outstanding before transactions:                      58,947,020

Common Shares issued in the merger transaction:                     50,000,000

4,010,000 Preferred shares issued and convertible
 into Common Shares:                                               200,500,000

Warrants issued and exercisable into Common Shares:                 69,000,000

Outstanding Stock Options:                                           1,700,000
                                                                 -------------

Total fully diluted, Common Stock equivalents after
    giving effect of the transactions, assuming
    the conversion of all Preferred Shares to
    Common, and the exercise of all Warrants and
    Stock Options:                                                 380,147,000
                                                                   ===========

                         INPRIMIS, INC AND SUBSIDIARIES


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired.

              Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by Amendment hereto within 75 days of September 6, 2002.

         (b)  Pro Forma Financial Information.

              Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by Amendment within 75 days of September 6, 2002.

         (c)  Exhibits

              2.1 Merger agreement between Inprimis, Inc and the Battery Company dated September 6, 2002
              2.2 Subscription Agreement between Inprimis, Inc and Ener1 Group, Inc.
              2.3 Warrant Agreement dated September 6, 2002 between Registrant and Ener1 Group, Inc.
              2.4  Promissory note in the principal amount of $1,161,850
              2.5  Certificate of Designation of Series A Preferred Stock.
              2.6  Press Release dated September 6, 2002.
              2.7  Articles of Merger

                        INPRIMIS, INC. AND SUBSIDIARIES


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                               Inprimis, Inc.

Dated: September 23, 2002                      By: /s/ Larry L. Light
                                               President and Chief Executive
                                               Officer
                                               (Principal Executive Officer)





Dated: September 23, 2002                      By: /s/ R. Michael Brewer
                                               Senior Vice President and Chief
                                               Financial Officer (Principal
                                               Financial and Accounting Officer)

Exhibit 2.1

                                MERGER AGREEMENT

         This Merger Agreement (this "Agreement") is entered into effective as of August 31, 2002 by and among INPRIMIS, INC., a Florida corporation ("Inprimis"), COMPLETE ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of Inprimis ("Merger Sub," and together with Inprimis, the "Inprimis Companies"), ENER1 BATTERY COMPANY (the "Company"), a Florida corporation, and ENER1 GROUP, INC., a Florida corporation and the sole shareholder of the Company (the "Shareholder"). Certain other capitalized terms used herein are defined in Article VIII and throughout this Agreement.

                                    RECITALS

         The Boards of Directors of Inprimis and the Company have determined that it is in the best interests of their respective shareholders for Inprimis to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Merger Sub, a wholly-owned subsidiary of Inprimis, with and into the Company so that the Company continues as the surviving corporation. As a result, the Company will become a wholly-owned subsidiary of Inprimis, and the Shareholder will receive the consideration set forth in this Agreement.

         The Special Committee of the Board of Directors of Inprimis, consisting entirely of the independent, outside director of Inprimis, was established for purposes of evaluating and negotiating the Merger and Merger Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "FBCA"), at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Term Sheet executed May 8, 2002 between Inprimis and the Shareholder relating to the transaction that is the subject of this Agreement is hereby agreed to be of no effect and void ab initio.

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place immediately upon satisfaction or waiver of the conditions set forth in Articles V and VI, at the offices of Inprimis, or such other time and place as the parties may otherwise agree.

         1.3 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Inprimis, Merger Sub, or the Shareholder:

                 (a) All of the outstanding shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, shall, in the aggregate, be converted into the right to receive: (i) 50,000,000 shares of common stock, par value $0.01 per share, of Inprimis (the "Inprimis Common Stock"), (ii) 3,930,000 shares of Series A preferred stock, par value $0.01 per share, of Inprimis, (the "Preferred Stock"), with the Preferred Stock being convertible, on a mandatory basis, into 50 shares of Inprimis common stock for each share of Preferred, and having the rights, preferences and designations set forth on Exhibit A to this Agreement, (iii) warrants to purchase 48,402,985 shares of Inprimis Common Stock (the "Warrants"), substantially in the form of Exhibit B to this Agreement, (iv) a promissory note issued by Inprimis, in the principal amount of $1,161,850, with a one year term, substantially in the form of Exhibit C to this Agreement, (the "Note," and, together with the Inprimis Common Stock, the Preferred Stock, and the Warrant, the "Inprimis Securities"); and

                 (b) Each share of common stock of Merger Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

         1.4 Filing of Certificate of Merger. As soon as practical after the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger with the Secretary of State of the State of Florida, in such form as is required by and in accordance with the relevant provisions of the FBCA (the date and time of such filing is referred to herein as the "Effective Date" or the "Effective Time").

         1.5 Certificate of Incorporation. The Articles of Incorporation of the Company as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended.

         1.6 Bylaws. The Bylaws of the Company as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law.

         1.7 Directors and Officers of the Surviving Corporation. The directors and officers of the Company at the Effective Time shall be the directors and officers of the Surviving Corporation.

         1.8 Issuance of Securities; Delivery of Certificates. At the Effective Time, the Shareholder shall deliver the certificates representing all of the issued and outstanding shares of Company Common Stock to Inprimis for cancellation, and Inprimis shall issue to the Shareholder the Inprimis Securities issuable pursuant to Section 1.3, registered in the name of the Shareholder.

         1.9 Accounting and Tax Treatment. The parties hereto intend that the transactions contemplated hereby are intended to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF INPRIMIS

         As a material inducement to the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, Inprimis and Merger Sub jointly and severally make the following representations and warranties to the Shareholder:

         2.1 Corporate Status. Inprimis is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Merger Sub is a wholly-owned subsidiary of Inprimis.

         2.2 Corporate Power and Authority. Each of the Inprimis Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Inprimis Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 Enforceability. This Agreement has been duly executed and delivered by each of the Inprimis Companies and constitutes a legal, valid and binding obligation of each of the Inprimis Companies, enforceable against each of the Inprimis Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 Inprimis Securities. Upon consummation of the Merger and the issuance and delivery of certificates representing the Inprimis Securities to the Shareholder, the Inprimis Securities will be validly issued, fully paid and non-assessable securities of Inprimis, subject to restrictions under applicable securities law.

         2.5 No Commissions. None of the Inprimis Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                 THE SHAREHOLDER

         As a material inducement to each of the Inprimis Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholder makes the following representations and warranties to Inprimis:

         3.1 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is not currently legally qualified to transact business as a foreign corporation in any jurisdiction, and the nature of its properties and the conduct of its business does not currently require such qualification. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company. The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Shareholder.

         3.2 Power and Authority. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The Shareholder has the requisite power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 Enforceability. This Agreement has been duly executed and delivered by the Company and the Shareholder, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 No Violations or Conflicts. Except as set forth on Schedule 3.4, neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (a) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject, or any provision of the Articles of Incorporation or Bylaws of the Company or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any lien upon its assets, except, in each case, for such violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice which would not have a Material Adverse Effect on the Company.

         3.5 Consents. Except as set forth on Schedule 3.5, neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will require the consent or approval of any third party under any agreement or instrument to which the Company is a party, or will require the Shareholder or the Company to obtain the approval or consent of, or make any declaration, filing or registration with, any governmental authority, except for such approvals or consents, the failure of which to obtain would not have a Material Adverse Effect on the Company.

         3.6     Financial Statements. The financial statements included on
Schedule 3.6 have been prepared in accordance with the generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and present fairly, in all material respects, the financial condition of the Company as of the indicated dates and the results of operations of the Company for the indicated periods. The final audited financial statements of the company, which will be delivered to Inprimis within five days of the Closing, will be the same, in all material respects as the draft audited statements included in Schedule 3.6, except that (a) the fiscal year end in the final audited statements will be March 31, 2002, and (b) the "going concern" disclaimer in the audit opinion will have been removed. Such financial statements are correct and complete in all material respects; provided, however, that the interim statements are subject to normal year-end adjustments. Except as set forth in Schedule 3.6, there have been no material accounts payable incurred by the Company, other than in the ordinary course of business, since the date of the Interim Financial Statements dated as of June 30, 2002, attached hereto and contained in Schedule 3.6 hereto, there have been no accounts payable incurred other than in the ordinary course of business.

         3.7 Undisclosed Liabilities. Except as set forth on Schedule 3.7, to the Knowledge of the Shareholder, the Company has no material liabilities, including material liabilities for Taxes, except for (a) liabilities set forth on the balance sheet dated as of March 31, 2002, contained in Schedule 3.6, and
(b) liabilities which have arisen since March 31, 2002 in the ordinary course of business.

         3.8 Capitalization. As of the date hereof, the Company has (a) 1,000 shares of Company Common Stock authorized and no other shares of any class of capital stock authorized, (b) 100 shares of Company Common Stock issued and outstanding, and (c) no shares of Company Common Stock held in treasury. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the issued and outstanding shares of Company Common Stock were issued in violation of any preemptive rights or rights of first refusal. Except as set forth on Schedule 3.8, all of the shares of the Company Common Stock are free and clear of any liens, charges or encumbrances. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth in Schedule 3.8, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. The Company does not own, directly or indirectly, any shares of capital stock of, or any other equity interest convertible into any shares of capital stock of, any other Person.

         3.9 Shareholder of the Company. As of the date hereof, the Shareholder is the holder of all of the issued and outstanding shares of capital stock of the Company.

         3.10    Good Title to and Condition of Assets.

                 (a) Except as set forth on Schedule 3.10(a), the Company has good and marketable title to or a valid leasehold interest in all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, whether personal or mixed, tangible or intangible, wherever located, or set forth on the Company's most recent balance sheet or acquired after the date thereof.

                 (b) Schedule 3.10(b), attached hereto, contains a list of the Fixed Assets (as hereinafter defined) of the Company. Except as set forth on
Schedule 3.10(b), the Fixed Assets currently in use or necessary for the business and operations of the Company as presently conducted are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by the Company or set forth on the most recent balance sheet of the Company or acquired after such date.

                 (c) Schedule 3.10(c) sets forth all real property owned by the Company. Except as set forth on Schedule 3.10(c), all such properties are free and clear of any encumbrance or liens. Schedule 3.10(c) sets forth a list of all leases and subleases to which the Company is a party. Except as set forth on Schedule 3.10(c), all such leases are in full force and effect and there is no default under such leases.

         3.11 Intellectual Property. The Company owns, has rights to use, or has patent and/or trademark applications pending with respect to, the Intellectual Property listed on Schedule 3.11. Except as indicated in Schedule 3.11:(a) the Company has not received any notice of, and the Shareholder has no Knowledge of (i) any infringement of or conflict with any assertive rights of others with respect to any Intellectual Property of the Company, or (ii) any infringement of or conflict with any assertive rights of the Company by others with respect to any Intellectual Property; and (b) there is no claim being made against the Company regarding any Intellectual Property. For the purposes of this Agreement, the term "Intellectual Property" means all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, databases, compilations, licenses (including licenses for the use of computer software programs) and other intellectual property. To the Shareholder's Knowledge, none of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding. Exhibit 3.11(c) sets forth the form of agreement for compensation of the inventors named in the five battery-related patent applications on file with the U.S. Patent & Trademark Office, the rights to which belong to the Company, except as indicated on Schedule 3.11(d). Schedule 3.11(c) sets for the payment plan and maximum payments that will be allowable to the patent inventors under all patent compensation agreements relating to the patents listed on Schedule 3.11.

         3.12 Contracts. Schedule 3.12 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"). Each of the Designated Contracts is in full force and effect. Except as set forth in Schedule 3.12, (a) no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by the Company under any Designated Contract, and, (b) to the Knowledge of the Shareholder, no such event has occurred which constitutes or would constitute a material default by any other party. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide products or services for a period of one (1) year or more;
(c) leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding $10,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, any other agreements relating to any employee, officer or director of the Company, and all employee handbooks, policy statements and similar plans; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or any Intellectual Property; (g) any Contract relating to pending capital expenditures by the Company; and (h) any other Contracts, irrespective of subject matter and whether or not in writing, calling for payment by or providing for payment to the Company in excess of $100,000 during any twelve month period and not otherwise disclosed on the Schedules.

         3.13 Compliance with Law. Except as set forth on Schedule 3.13, the Company has complied and is in compliance in all material respects with all applicable laws (including rules, regulations, codes, plan, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies therefrom) and no action, suit, proceeding, hearing investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure to so comply.

         3.14 Litigation. Except as set forth on Schedule 3.14, no action, suit or proceeding by or before any foreign, federal, state or local court or government agency, authoritative body or any arbitrator involved in the Company or its properties is pending or, to the Knowledge of the Shareholder, threatened that if adversely determined: (a) could reasonably expect to have a material adverse effect on the performance of the Agreement or on the consummation of any of the transactions contemplated hereby; or (b) could reasonably be expected to result in a Material Adverse Change to the Company.

         3.15 Environmental. To the Shareholder's Knowledge, the Company is in compliance with all foreign, federal, state and local laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste in protection of health and safety or the environment which are applicable to its business ("Environmental Laws"), except for where the failure to so comply would not reasonably be expected to result in a Material Adverse Change. The Company has received all permits, licenses and other approvals required of it under applicable Environmental Laws, except for such permits, licenses and approvals the failure of which to obtain would not have a Material Adverse Effect on the Company. To the Shareholder's Knowledge, there are no pending costs or liabilities associated with any Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties in compliance with the Environmental Laws or any permit, license or approval, relating constraints and operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect on the Company.

         3.16 Taxes. Except as set forth on Schedule 3.16, the Company has filed all necessary foreign, federal, state and local income Tax returns and has paid all income Taxes required to be paid by it. The Company is not aware of any Tax deficiency asserted or threatened against the Company that could reasonably expect to result in a Material Adverse Change. For the purposes of this Agreement, the term "Tax" is all federal, state, local or foreign taxes and any other assessments of a similar nature (whether imposed directly or through withholding) including, without limitation, the interest, additions to taxes or penalties applicable thereto.

         3.17 No Commissions. Except as set forth on Schedule 3.17, neither the Company nor the Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         4.2 Compliance with Covenants. The Shareholder shall cause the Company to comply with all of the respective covenants of the Company under this Agreement.

         4.3 Cooperation. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         4.4 Consents. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         4.5 Tax Treatment. Inprimis, the Company and the Shareholder will use their respective best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code (including, without limitation, amending this Agreement and any of the ancillary agreements hereto so as to qualify the Merger a as tax-free reorganization), and do not presently intend to take any action after the Merger is effected to cause the Merger to lose its tax-free status. Each of the parties hereto agrees to file the Agreement of Merger with its federal income tax return for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

         4.6 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Inprimis may make such public disclosure which it believes in good faith to be required by law (provided that the Shareholder is given a reasonable opportunity to review and comment upon such public disclosure before it is made).

         4.7 Shareholder Vote. The Shareholder, in executing this Agreement, consents as the sole shareholder of the Company to the Merger and the transactions contemplated hereby, and waives notice of any meeting in connection therewith and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of stock of the Company.

         4.8 Investment Intent. The Shareholder will acquire the Inprimis Securities its own account and not with a view to the further distribution thereof. The Shareholder has prior investment experience with the capacity to evaluate the merits and risks of the acquisition of the Inprimis Securities and is able to bear the economic risks of such investment. The Shareholder understands and acknowledges that the certificates or instruments evidencing the Inprimis Securities will bear a legend indicating that such securities have not been registered under the Securities Act and may not be resold without registration under the Securities Act or pursuant to an applicable exemption therefrom.

         4.9 Additional Assets; Adjustments. Inprimis, the Company and the Shareholder agree that: (a) there are additional potential additions to the Fixed Assets, which are not recorded on the books of the Company as of the date hereof or on the Company's financial statements as of June 30, 2002 included herein as part of Schedule 3.6 hereto, in the total estimated amount of $2,570,000; (b) if and when all or any portion of such assets are added to the books of the Company on the basis of review and approval by the Company's certified public accountants, then the Company and Inprimis will acknowledge an addition to the intercompany account due from the Company to the Shareholder in an amount equal to the book value of such Fixed Assets on the books of the transferor thereof immediately prior to the effective date of such transfer, and the Company and Inprimis will respectively acknowledge in writing such increase. Notwithstanding the foregoing, the Shareholder may, in its discretion, require that any such increases in Fixed Assets be treated as a capital contribution to the Company.

                                   ARTICLE V

             CONDITIONS TO THE OBLIGATIONS OF THE INPRIMIS COMPANIES

         The obligations of the Inprimis Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Inprimis Companies:

         5.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Shareholder contained in this Agreement shall be true and correct at and as of the Closing except (i) for changes or matters specifically permitted by or disclosed on any Schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct only as of such date. The Shareholder shall have delivered to the Inprimis Companies a certificate, dated as of the Closing, duly signed, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         5.2 Corporate Certificate. The Shareholder shall have delivered to the Inprimis Companies (i) copies of the articles of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and the Shareholder of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the State of Florida, certified in the case of subsections (i) and (ii) of this Section as of the Closing by the an officer of the Company as being true, correct and complete.

         5.3 Company Common Stock. At the Closing, the Shareholder shall have delivered to Inprimis all certificates evidencing the shares of capital stock of the Company held by it.

         5.4 Board Approval. The Board of Directors of Inprimis shall have authorized and approved this Agreement, the Merger and transactions contemplated hereby.

         5.5 No Order or Injunction. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of the Closing.

         5.6 Disinterested Board Approval. The disinterested member of the Board of Directors of Inprimis (the "Disinterested Board Member") shall have approved the Merger and the transactions contemplated hereby (including, but not limited to, the issuance of the Inprimis Securities) for the purposes of Section
607.0901 of the FBCA.

         5.7 No Order or Injunction. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of the Closing.

         5.8 Fairness Opinion. Inprimis shall have received a fairness opinion issued by an independent financial advisor and addressed to the Disinterested Board Member of Inprimis, stating that the Merger is fair, from a financial point of view, to the minority shareholders of Inprimis, together with a "take-down" letter indicating the continuing validity thereof.

         5.9 Removal of "Going Concern" Disclaimer from Audit Report. The Company shall have delivered to Inprimis written notification (and related audit statements and report) from the Company's auditors that the auditors will remove the "going concern" disclaimer from their audit opinion in the Company's March 31, 2002 audited financial statements.

         5.10 Letter from BZINFIN, S.A. The Shareholder shall have delivered to Inprimis a letter, signed by an official of BZINFIN, indicating that BZINFIN and the Shareholder have reached agreement in principle on the terms of an Amended and Restated Loan Agreement, as described therein.

         5.11 Fixed Asset Transfer Agreements. The Shareholder and the Company shall have provided to Inprimis duly executed copies of agreements documenting the transfer into the Company of the Fixed Assets acquired by the Company subsequent to March 31, 2002, the date of the Company's audited financial statements.

         5.12 Executive and Organization Liability Insurance. Inprimis shall have received documentation indicating that (a) payment in full of the current annual premium for the Executive and Organization Liability Insurance Policy from National Union Fire Insurance Company has been made, (b) all conditions to the Conditional Binder of such policy dated as of August 16, 2002 have been satisfied, and (c) that such policy is in full force and effect.

         5.13 Shareholder Notes. Inprimis shall have received duly executed copies of all of the "shareholder notes" included on the June 30, 2002 unaudited financial statements for the Company, in form and substance reasonably satisfactory to Inprimis.

         5.14    Note, Preferred Stock, Warrant and Subscription Documents.
The Note, Warrant, Certificate of Designations, and Subscription Agreement shall all have been duly executed by the appropriate parties. In addition, the obligation of the Shareholder to complete its $4.7 million equity investment in the Company shall have been documented (and such documents delivered to Inprimis) in form and substance reasonably satisfactory to Inprimis.

                                   ARTICLE VI
                        CONDITIONS TO THE OBLIGATIONS OF
                         THE COMPANY AND THE SHAREHOLDER

         The obligations of the Company and the Shareholder to effect the Merger shall be subject to the fulfillment, at or prior to the Closing (or such later time as specified below), of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholder:

         6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Inprimis and Merger Sub contained in this Agreement shall be true and correct at and as of the Closing except (i) for changes or matters specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct only as of such date. Inprimis and Merger Sub shall have delivered to the Company and the Shareholder their respective certificates, dated as of the Effective Date, each signed by an executive officer of the respective companies, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         6.2 Corporate Certificate. Inprimis shall have delivered to the Shareholder (i) copies of the articles of incorporation and bylaws of Inprimis as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors of Inprimis authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the State of Florida, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by an officer of Inprimis as being true, correct and complete.

         6.3 Inprimis Securities. Within five (5) days of the Closing, Inprimis shall have delivered to the Shareholder certificates representing the Inprimis Securities agreed to be issued to the Shareholder hereunder.

         6.4 No Order or Injunction. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of the Closing.

         6.5 Disinterested Board Approval. Inprimis shall have delivered to the Shareholder a certificate or resolution satisfactory in form to the Shareholder, certifying that the Disinterested Board Member of Inprimis has approved the Merger and the transactions contemplated hereby (including, but not limited to, the issuance of the Inprimis Securities).

         6.6 Fairness Opinion. Inprimis shall have delivered to the Shareholder a copy of a fairness opinion issued by an independent financial advisor and addressed to the Disinterested Board Members of Inprimis, stating that the Merger is fair, from a financial point of view, to the minority shareholders of Inprimis.

                                  ARTICLE VII

                                 INDEMNIFICATION

         7.1 Agreement by Inprimis to Indemnify. Subject to the terms of this Article VII, Inprimis agrees to protect, defend, indemnify and hold the Shareholder harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Shareholder arising out of or resulting from (i) any breach of a representation or warranty made by Inprimis in or pursuant to this Agreement, or (ii) any breach of the covenants or agreements made by Inprimis in or pursuant to this Agreement (collectively, the "Shareholder Indemnifiable Damages").

         7.2 Agreement by the Shareholder to Indemnify. Subject to the terms of this Article VII, the Shareholder agrees to protect, defend, indemnify and hold Inprimis harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Inprimis arising out of or resulting from (i) any breach of a representation or warranty made by the Shareholder in or pursuant to this Agreement, or (ii) any breach of the covenants or agreements made by the Company or the Shareholder in or pursuant to this Agreement (collectively, the "Inprimis Indemnifiable Damages" and, together with the Shareholder Indemnifiable Damages, the "Indemnifiable Damages"). The Inprimis Indemnifiable Damages shall also be deemed to include any issuance of the Company's (or Inprimis') stock required by the terms of any credit or related agreement between Ener1 S.r.l. and either Meliorbanca Bank or Tavricheskiy Bank (see disclosure schedules), whether or not the Company becomes a party to any such agreement, and notwithstanding the disclosure of such possibility in any of the schedules to this Agreement, Notwithstanding anything to the contrary in this Agreement, the Company, Inprimis and the Shareholder hereby agree that (i) the amount of Inprimis Indemnifiable Damages for which the Shareholder shall be liable pursuant to this Agreement shall not, in the aggregate, exceed $2,000,000 (the "Indemnification Cap"), and Inprimis hereby irrevocably waives any claims against the Shareholder for Inprimis Indemnifiable Damages to the extent that such claims exceed the Indemnification Cap, and (ii) the Shareholder shall not be liable for any Inprimis Indemnifiable Damages pursuant to this Agreement unless and until such Inprimis Indemnifiable Damages exceed, in the aggregate, $25,000 (the Indemnification Threshold"), in which case the Shareholder shall only be liable for such Inprimis Indemnifiable Damages which, in the aggregate, exceed the Indemnification Threshold and are equal to or less than the amount of the Indemnification Cap. In addition to the foregoing, the Inprimis Indemnifiable Damages shall be recoverable only through a right of offset by Inprimis in the following sequence (as each successive source of offset is exhausted): (a) against the Note, (b) against the intercompany accounts due from Inprimis or the Company to the Shareholder (as set forth in the Company's June 30, 2002 unaudited financial statements), provided that any such offset shall be taken first against the intercompany due from the Company to the Shareholder. In the event that the Inprimis Indemnifiable Damages exceed the combined total of (a) and (b), the shareholder shall return to Inprimis (to be reacquired by Inprimis as treasury stock), at no cost, sufficient shares of the Preferred Stock and/or Common Stock as shall equal in value the amount of such excess, such stock be valued for such purpose at the greater of $0.07 per common share equivalent or the closing quoted bid price for the Common Stock on the OTC Bulletin Board, Pink Sheets or other applicable quote system.

         7.3 Survival of Representations and Warranties. Each of the representations and warranties made by the Shareholder and Inprimis in this Agreement or pursuant hereto shall survive for a period of eighteen (18) months after the Effective Time. No claim for the recovery of Indemnifiable Damages arising from any breach of representation or warranty hereunder may be asserted by any party hereto after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred.

                                  ARTICLE VIII

                                   DEFINITIONS

         8.1 Defined Terms. As used herein, the following terms shall have the following meanings:

                 "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                 "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                 "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Knowledge" means, as to any Person, the actual knowledge of such Person.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                 "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects, as presently conducted.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

         8.2     Other Definitional Provisions.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                 (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                 (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

         (a)     if to any of the Inprimis Companies or the Company, to:

                           Inprimis, Inc.
                           1601 Clint Moore Road
                           Boca Raton, FL  33487
                           Attn:  Mike Brewer, Chief Financial Officer
                           Phone:  (561) 997-6227
                           Telecopy:  (561) 994-5848

                           with a copy to:

                           Adorno & Yoss, P.A.
                           350 East Las Olas Boulevard, Suite 1700
                           Fort Lauderdale, Florida  33301
                           Attention:  Joel D. Mayersohn, Esq.
                           Phone: (954) 763-1200
                           Fax: (954) 766-7800

         (b)     if to the Shareholder to:

                           Ener1 Group, Inc
                           550 West Cypress Creek Road, Suite 120
                           Fort Lauderdale, FL  33309
                           Attention:  Ron Stewart, General Counsel
                           Phone:  (954) 202-4442
                           Telecopy:  (954) 202-2884

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

         9.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         9.3 Expenses. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         9.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         9.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned without the prior written consent of the non-assigning parties, which shall not be unreasonably withheld.

         9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

         9.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement. Any matter or item disclosed in connection with a representation and/or warranty on a Schedule to this Agreement shall be deemed disclosed for the purposes of all other representations and/or warranties of this Agreement and no representation and/or warranty in this Agreement shall be deemed untrue or inaccurate with respect to a matter or item that is disclosed on any Schedule to this Agreement.

         9.8 Governing Law; Severability. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         9.9 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of independent legal counsel and financial advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

        [THE BELOW SPACE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              INPRIMIS, INC., a Florida corporation



                              By: /s/ Larry L. Light
                              Name: Larry L. Light
                              Title: President


                              COMPLETE ACQUISITION CORP., a Florida corporation



                              By: /s/ Larry L. Light
                              Name: Larry L. Light
                              Title: President


                              ENER1 BATTERY COMPANY, a Florida corporation



                              By: /s/ Mike Zoi
                              Name: Mike Zoi
                              Title: President


                              ENER1 GROUP, INC., a Florida corporation



                              By: /s/ Mike Zoi
                              Name: Mike Zoi
                              Title: President

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

EXHIBIT A           INPRIMIS SERIES A PREFERRED STOCK CERTIFICATE OF
                    DESIGNATIONS

EXHIBIT B           WARRANT

EXHIBIT C           $1,161,850 MILLION NOTE



SCHEDULES
---------

SCHEDULE 3.4        VIOLATIONS OR CONFLICTS

SCHEDULE 3.5        REQUIRED CONSENTS

SCHEDULE 3.6        FINANCIAL STATEMENTS

SCHEDULE 3.7        MATERIAL LIABILITIES

SCHEDULE 3.8        ENCUMBRANCES ON COMPANY STOCK

SCHEDULE 3.10(a)    LIENS ON ASSETS

SCHEDULE 3.10(B)    FIXED ASSETS NOT IN GOOD WORKING CONDITION

SCHEDULE 3.10(C)    OWNED REAL ESTATE, LIENS AND LEASES

SCHEDULE 3.11       INTELLECTUAL PROPERTY

SCHEDULE 3.12       DESIGNATED CONTRACTS

SCHEDULE 3.13       COMPLIANCE WITH LAW

SCHEDULE 3.14       LITIGATION

SCHEDULE 3.16       TAXES

SCHEDULE 3.17       COMMISSIONS

Exhibit 2.1 - Schedules

                                  SCHEDULE 3.4

                             VIOLATIONS OR CONFLICTS

[All comments in all schedules are qualified in that they may be based on documents or other information that, in some cases may be one or more of the following: drafts, uncertified translations, unsigned versions, incomplete copies, subject to verification or not available.]

                   Section 3.4(a) (governmental restrictions)

1. Decree n. 73837 (and associated application) for grant from Italian Ministry of Industry.

         The above decree, dated March 3, 1999, under which funds were provided to On Power Battery S.r.l. to purchase equipment for development of a battery manufacturing operation in Italy, although all grant funds may have been repaid to the Ministry (together with any required interest or other payments), may nevertheless contain restrictions or consent requirements on the transfer or sale of some or all of the battery manufacturing equipment that has been, is planned to be, transferred from Ener1 S.r.l. (f/k/a On Power Battery S.r.l.) ultimately to Ener1 Battery Company, in contemplation of or pursuant to the Merger Agreement. See, also, Schedule 3.14 herein.

                     Section 3.4(b) (contract restrictions)

1.       Meliorbanca Gallo & C. S.p.A. ("Meliorbanca") Loan Agreements with
          Ener1 S.r.l.

         One or more of the following agreements (in themselves or in conjunction with others): (a) a letter agreement from Meliorbanca dated January 15, 2002, (b) a Financing Contract with Mortgage Warranty from Meliorbanca, (c) a financial agreement with Meliorbanca dated September 18, 2001, and (d) a Contract of financing with Meliorbanca dated October 21, 1999, may restrict, and require the prior written consent of Meliorbanca to, the transfers of assets, stock and/or obligations (e.g., some or all of the battery manufacturing equipment that is planned to be transferred from Ener1 S.r.l. (f/k/a On Power Battery S.r.l.) ultimately to the Company, or the Meliorbanca loan that is currently outstanding) that are contemplated by the execution and/or performance of the Merger Agreement. The Meliorbanca loan documents provide for a security interest in some or all of the equipment assets contained in the balance sheet for the Company dated June 30, 2002 (and future acquired assets), attached to this Agreement as part of Schedule
         3.6. No written approval for the transfer of such assets to the Company or waiver of default for such late payments has been obtained from Meliorbanca. See, also, Schedules 3.7, 3.10(a) and 3.12 and note that the payments totally approximately Euro 420,000

         (approximately US$420,000) due to Meliorbanca on June 30, 2002, July 30, 2002 and August 30, 2002 have not been made.

2.       Agreements with Bzinfin, S.A. ("Bzinfin").

         One of more of the following agreements (or other agreements) between the Shareholder, Bzinfin and others, may restrict and/or require consent for (i) the transfers of intellectual property (e.g., rights in inventions that are the subject of patent applications), (ii) the conversion of intercompany advances to equity, and/or (iii) the transfer of the Shareholder's stock in Ener1 Battery Company, all as contemplated by the Merger Agreement: (a) Loan Agreement dated August 31, 2001; (b) Security Agreement dated August 31, 2001; (c) Escrow Agreement dated November 6, 2001; and (d) Investment Agreement dated August 31, 2001, all as amended (if applicable). Also, the Shareholder has received from Bzinfin two notices of default regarding Item (a), and the Shareholder and Bzinfin are currently in the process of negotiating arrangements to eliminate any such default and restructure the loans involved. However, the contemplated Amended and Restated Loan Agreement and ancillary documents thereto have not been executed. In addition, Bzinfin has notified the Shareholder that Bzinfin intends to terminate the Escrow Agreement, such that, once the Amended and Restated Loan Agreement and ancillary documents are executed, Bzinfin would directly hold assignments to the invention rights of three of the five battery-related patent applications included as assets of the Company as of the date hereof, as security for repayment of the restructured loan in accordance with the terms of a new security agreement.

3. Credit Contract N 19 (and 20)-KB/2000 between On Power Battery S.r.l. and Tavricheskiy Bank.

         The balance of the above credit arrangements is $1,200,000 principal and approximately $95,000 accrued interest. Certain terms of this agreement may restrict and/or require approval of the bank with regard to transfer of assets from Ener1 S.r.l. or transfer of obligations under the Credit Contract to third parties, such as Ener1 Battery Company, as contemplated by the Merger Agreement. (In addition, the existing agreement with the bank provides for a mortgage on 3% of the borrower's capital stock ) The due date for repayment in full of this loan was July 4, 2001. The Shareholder has been informed that this loan is being renegotiated, with an extension of the due date and an increase in the credit line involved and to put the loan in the name of the Company. Of the increased funds that would be available under the new facility, if granted, $371,555.56 (plus possible additional accrued interest, to be computed) will be used to pay off the remaining amount due on a note payable to ZN, LLC, which was assumed by the Company and is reflected on the Company's June 30, 2002 financial statements. No documentation of the proposed new loan arrangements has been received by the Shareholder as of the date hereof.

                                  SCHEDULE 3.5

                                REQUIRED CONSENTS

1. Schedule 3.4 is hereby incorporated into this schedule with respect to consents that may be required.

2. InterBay LLC consent for Ener1 Battery Company to enter into and perform the Merger Agreement may be required under Mortgage and Security Agreement. Such consent has been obtained and a copy of same has been transmitted to Inprimis.

3. It is possible that additional, unidentified consents may be required under Italian law to the transactions contemplated herein. No such consents have been obtained.

                                  SCHEDULE 3.6

                              FINANCIAL STATEMENTS

1. Ener1 Internal Financial Statements for the three months ended March 31, 2002. (See attached.)


                             Ener1 Battery Company
                                 Balance Sheet
                                 March 31, 2002
                                    Internal


ASSETS

Current Assets:

Cash                                                       $  3,064,696.85
Prepaid Insurance                                                74,910.00
Prepaid Rent                                                     22,360.35
Travel Advance                                                    8,000.00
Prepaid Real Estate Tax                                           9,483.00
Deposit on Equipment                                            567,970.00
                                                           ---------------
   Total Current Assets                                       3,747,420.20

Property and Equipment:

Furniture and Fixtures                                           11,147.47
Equipment                                                        25,433.22
Plant Equipment                                               5,665,588.62
Building                                                      1,545,412.05
Building Improvements                                            48,550.52
Computer - Hardware                                              28,740.40
Computer - Software                                             120,576.06
Accum. Depreciation - Furniture                                    (852.94)
Accum. Depreciation - Equipment                                  (3,291.00)
Accum. Depreciation - Building                                  (13,208.65)
Accum. Depreciation - Bldg Improvements                            (401.08)
Accum. Depreciation - Computer Hardware                          (3,718.11)
Accum. Depreciation - Computer Software                         (22,596.19)
Armortization Of Loan Costs                                        (336.00)
                                                           ---------------
   Total Property and Equipment                               7,401,044.37

Other Assets:

Loan Originization Cost                                          15,125.00
Deposits                                                          3,620.00
Net Defered Tax Asset                                           510,000.00
Valuation Allowance                                            (510,000.00)
                                                           ---------------
   Total Other Assets                                            18,745.00
                                                           ---------------
      Total Assets                                           11,167,209.57
                                                           ===============

                             Ener1 Battery Company
                                 Balance Sheet
                                 March 31, 2002
                                    Internal


LIABILITIES AND CAPITAL

Current Liabilities:

Accounts Payable                                                 12,802.48
Accrued Expenses                                                 80,291.93
Accrued Interest Expense                                         48,562.00
Sales Tax Payable                                                 1,102.08
Severance Liability                                             123,688.00
Deposit from Purchase of Build                                   15,000.00
Other Current Liabilities                                       365,408.49
                                                           ---------------
   Total Current Liabilities                                    646,854.98

Long-Term Liabilities:

US Building Mortgage                                            750,209.38
                                                           ---------------
   Total Long-Term Liabilities                                  750,209.38
                                                           ---------------
      Total Liabilities                                       1,397,064.36

Capital:

Paid-in Capital                                              11,131,759.33
Retained Earnings                                            (1,009,697.69)
Net Income                                                     (351,916.43)
                                                           ---------------
      Total Capital                                           9,770,145.21
                                                           ---------------
         Total Liabilities & Capital                         11,167,209.57
                                                           ===============

                             Ener1 Battery Company
                                 Income Statement
                   For the Three Months Ending March 31, 2002
                                    Internal


                                                 Three Months
                                                    Ended
                                                  March 31,
                                                  ---------
Revenues:
Sales #1                                       $        0.00
Sales #2                                                0.00
Sales #3                                                0.00
Interest Income                                     1,492.78
Dividend Income                                         0.00
Other Income                                            0.00
Rent income                                        13,776.24
Finance Charge Income                                   0.00
Shipping Charges Reimbursed                             0.00
Sales Returns and Allowances                            0.00
Sales Discounts                                         0.00
                                               -------------
Total Revenues                                     15,269.02
                                               -------------

Cost of Sales:
Cost of Goods Sold:

Raw Material Purchases                                  0.00
Direct Labor Costs                                      0.00
Indirect Labor Costs                                    0.00
Heat-Light and Power                                    0.00
Commissions                                             0.00
Miscellaneous Factory Costs                             0.00
Cost of Sales-Salaries and Wages                        0.00
Cost of Sales-Freight                                   0.00
Cost of Sales-Other                                     0.00
Inventory Adjustments                                   0.00
Purchase Returns and Allowance                          0.00
Purchase Discounts                                      0.00
                                               -------------
Total Cost of Sales                                     0.00
                                               -------------
Gross Profit                                       15,269.02
                                               -------------

Expenses:

Default Purchase Expense                                0.00
Advertising Expense                                     0.00
Public Relations                                        0.00
Amortization Expense                                  252.00
Auto Expenses                                         898.84
Bad Debt Expense                                        0.00
Bank Charges                                        2,466.44
Cash Over and Short                                     0.00
Charitable Contributions Exp                            0.00
Commissions and Fees Exp                                0.00
Depreciation Expense                               22,993.73
Depreciation Allocation                            (5,761.26)
Dues and Subscriptions Exp                              0.00
Employee Benefit Programs Exp                      13,147.37
Equipment Rental                                      834.22
Freight Expense                                         0.00
Gifts Expense                                           0.00
Income Tax Expense                                      0.00
Insurance Exp. - C & L                                  0.00
Insurance Exp. - Health                                 0.00
Insurance Exp. - Work. Comp.                            0.00
Insurance - BOP                                         0.00
Insurance                                          46,244.91
Interest Expense                                   36,982.55
Laundry and Cleaning Exp                                0.00
Professional Expense - Account                          0.00
Professional Expense - Tax                              0.00
Professional Expense - Legal                        2,677.93
Professional Expense - Other                       13,774.70
Consulting                                         17,123.62
IT Expense                                          6,904.56
Late Charges                                          383.52
Licenses Expense                                       50.00
Loss on NSF Checks                                      0.00
Maintenance Expense                                 1,006.62
Moving                                                  0.00
Meals and Entertainment Exp                             0.00
Lodging                                                 0.00
Office Expense                                      1,339.33
Payroll Fees and Expenses                          17,364.78
Federal Payroll Tax Expense                             0.00
FUTA Tax Expense                                        0.00
State Payroll Tax Expense                               0.00
SUTA Tax Expense                                        0.00
Penalties and Fines Exp                                 0.00
Real Estate Tax                                     9,883.17
Other Taxes                                             0.00
Plant Supplies                                      1,149.84
Postage Expense                                       913.43
Printing                                              391.70
Rent Expense                                       19,453.30
Lease Expense                                           0.00
Recruiting Expense                                      0.00
Relocation                                          6,737.65
R&D                                                     0.00
Repairs Expense                                         0.00
Supplies Expense                                        0.00
Storage                                                 0.00
Shipping                                                0.00
Telephone Expense                                   7,797.87
Data Lines Expense                                      0.00
Travel Expense                                     19,246.50
Salaries Expense                                  128,050.38
Severance Expense                                       0.00
Temporary Labor                                     2,465.98
Utilities Expense                                   3,741.77
Foreign Currency Translation                      (11,330.00)
Other Expense                                           0.00
Purchase Disc-Expense Items                             0.00
Gain/Loss on Sale of Assets                             0.00
                                               -------------
Total Expenses                                     67,185.45
                                               -------------
Net Income                                       (351,916.43)
                                               =============

2. Ener1 Internal Financial Statements for the three and six months ended June 30, 2002. (See attached.)


                             Ener1 Battery Company
                                 Balance Sheet
                                 June 30, 2002
                                    Internal


                                     ASSETS

Current Assets:

Cash                                                            369,044.01
Prepaid Insurance                                                85,193.50
Prepaid Rent                                                     11,052.79
Employee Advances                                                50,414.56
Notes Receivable-Current                                          8,042.00
Prepaid Real Estate Tax                                           9,483.00
                                                           ---------------
   Total Current Assets                                         533,229.86

Property and Equipment:

Furniture and Fixtures                                           11,147.47
Equipment                                                        25,433.73
Plant Equipment                                              18,900,815.16
Building                                                      1,545,412.05
Building Improvements                                           160,469.08
Computer - Hardware                                              30,625.00
Computer - Software                                             120,576.06
Accum. Depreciation - Furniture                                  (1,118.36)
Accum. Depreciation - Equipment                                  (3,896.56)
Accum. Depreciation - Building                                  (23,076.56)
Accum. Depreciation - Bldg Improvements                            (954.29)
Accum. Depreciation - Computer Hardware                          (4,707.54)
Accum. Depreciation - Computer Software                         (29,294.85)
Armortization Of Loan Costs                                        (588.00)
                                                           ---------------
   Total Property and Equipment                              20,730,842.39

Other Assets:

Loan Originization Cost                                          15,125.00
Deposits                                                          4,820.00
Net Defered Tax Asset                                           510,000.00
Valuation Allowance                                            (510,000.00)
Intercompany - Ener1 Holding                                   (384,163.00)
                                                           ---------------
   Total Other Assets                                          (364,218.00)
                                                           ---------------
      Total Assets                                           20,899,854.25
                                                           ===============

                             Ener1 Battery Company
                                 Balance Sheet
                                 June 30, 2002
                                    Internal


                            LIABILITIES AND CAPITAL

Current Liabilities:

Accounts Payable                                                186,977.43
Accrued Expenses                                                164,737.01
Accrued Interest Expense                                         48,562.00
Severance Liability                                              79,850.00
Short Term Note to Group                                      5,500,000.00
Shareholder Loans                                             1,957,826.35
Other Current Liabilities                                        68,387.89
                                                           ---------------
   Total Current Liabilities                                  8,006,340.68

Long-Term Liabilities:

Notes Payable-Noncurrent                                      1,200,000.00
US Building Mortgage                                            744,031.82
                                                           ---------------
   Total Long-Term Liabilities                                1,944,031.82
                                                           ---------------
      Total Liabilities                                       9,950,372.50

Capital:

Paid-in Capital                                              13,005,127.50
Retained Earnings                                            (1,009,697.69)
Net Income                                                   (1,045,948.06)
                                                           ---------------
   Total Capital                                             10,949,481.75
                                                           ---------------
      Total Liabilities & Capital                            20,899,854.25
                                                           ===============

                             Ener1 Battery Company
                                Income Statement
               For the Three and Six Months Ending June 30, 2002
                                    Internal

                                         Three Months           Six Months
                                            Ended                  Ended
                                           June 30,              June 30,
                                           --------              --------
Revenues:

Sales #1                               $        0.00         $        0.00
Sales #2                                        0.00                  0.00
Sales #3                                        0.00                  0.00
Interest Income                             3,032.48              4,525.26
Dividend Income                                 0.00                  0.00
Other Income                                    0.00                  0.00
Rent income                                13,776.24             27,552.48
Finance Charge Income                           0.00                  0.00
Shipping Charges Reimbursed                     0.00                  0.00
Sales Returns and Allowances                    0.00                  0.00
Sales Discounts                                 0.00                  0.00
                                       -------------         -------------
Total Revenues                             16,808.72             32,077.74
                                       -------------         -------------

Cost of Sales:
Cost of Goods Sold:

Raw Material Purchases                          0.00                  0.00
Direct Labor Costs                              0.00                  0.00
Indirect Labor Costs                            0.00                  0.00
Heat-Light and Power                            0.00                  0.00
Commissions                                     0.00                  0.00
Miscellaneous Factory Costs                     0.00                  0.00
Cost of Sales-Salaries and Wages                0.00                  0.00
Cost of Sales-Freight                           0.00                  0.00
Cost of Sales-Other                             0.00                  0.00
Inventory Adjustments                           0.00                  0.00
Purchase Returns and Allowance                  0.00                  0.00
Purchase Discounts                              0.00                  0.00
                                       -------------         -------------
Total Cost of Sales                             0.00                  0.00
                                       -------------         -------------
Gross Profit                               16,808.72             32,077.74
                                       -------------         -------------

                             Ener1 Battery Company
                                Income Statement
               For the Three and Six Months Ending June 30, 2002
                                    Internal

                                          Three Months             Six Months
                                             Ended                   Ended
                                            June 30,               June 30,
                                            --------               --------
Expenses:

Default Purchase Expense
Advertising Expense                        20,314.68             20,314.68
Public Relations                                0.00                  0.00
Amortization Expense                          252.00                504.00
Auto Expenses                               3,435.49              4,334.33
Bad Debt Expense                                0.00                  0.00
Bank Charges                                2,765.60              5,232.04
Cash Over and Short                             0.00                  0.00
Charitable Contributions Exp                    0.00                  0.00
Commissions and Fees Exp                        0.00                  0.00
Depreciation Expense                       19,808.42             42,802.15
Depreciation Allocation                         0.00                  0.00
Dues and Subscriptions Exp                  2,537.52              2,537.52
Employee Benefit Programs Exp              11,319.54             24,466.91
Equipment Rental                                0.00                834.22
Freight Expense                                 0.00                  0.00
Gifts Expense                                   0.00                  0.00
Income Tax Expense                              0.00                  0.00
Insurance Exp. - C & L                          0.00                  0.00
Insurance Exp. - Health                         0.00                  0.00
Insurance Exp. - Work. Comp.                    0.00                  0.00
Insurance - BOP                                 0.00                  0.00
Insurance                                  93,153.15            139,398.06
Interest Expense                           22,272.27             59,254.82
Laundry and Cleaning Exp                        0.00                  0.00
Professional Expense - Account             62,132.00             62,132.00
Professional Expense - Tax                      0.00                  0.00
Professional Expense - Legal               35,987.41             38,665.34
Professional Expense - Other               24,236.68             38,011.38
Consulting                                 49,184.00             66,307.62
IT Expense                                  2,773.31              9,677.87
Late Charges                                    0.00                  0.00
Licenses Expense                               25.00                 75.00
Loss on NSF Checks                              0.00                  0.00
Maintenance Expense                         2,718.45              3,725.07
Moving                                          0.00                  0.00
Meals and Entertainment Exp                     0.00                  0.00
Lodging                                         0.00                  0.00
Office Expense                              2,234.12              3,573.45
Payroll Fees and Expenses                  17,587.47             34,952.25
Federal Payroll Tax Expense                 2,541.00              2,541.00
FUTA Tax Expense                                0.00                  0.00
State Payroll Tax Expense                       0.00                  0.00
SUTA Tax Expense                                0.00                  0.00
Penalties and Fines Exp                         0.00                  0.00
Real Estate Tax                             9,883.17             19,766.34
Other Taxes                                     0.00                  0.00
Plant Supplies                              7,210.60              8,360.44
Postage Expense                             1,135.42              2,048.85
Printing                                       89.04                480.74
Rent Expense                               13,529.61             32,982.91
Lease Expense                                   0.00                  0.00
Recruiting Expense                          3,400.45              3,400.45
Relocation                                 31,747.24             38,484.89
R&D                                             0.00                  0.00
Repairs Expense                                32.45                 32.45
Supplies Expense                              417.54                417.54
Storage                                     1,620.48              1,620.48
Shipping                                        0.00                  0.00
Telephone Expense                          16,100.86             23,898.73
Data Lines Expense                              0.00                  0.00
Travel Expense                             23,599.62             42,846.12
Salaries Expense                          186,030.39            314,080.77
Severance Expense                               0.00                  0.00
Temporary Labor                            11,125.75             13,591.73
Utilities Expense                           4,282.62              8,024.39
Foreign Currency Translation               25,357.00             14,027.00
Other Expense                                   0.00                  0.00
Purchase Disc-Expense Items                     0.00                  0.00
Gain/Loss on Sale of Assets                     0.00                  0.00
                                       -------------         -------------
Total Expenses                            710,840.35          1,078,025.80
                                       -------------         -------------
Net Income (Loss)                        (694,031.63)        (1,045,948.06)
                                       =============         -------------

                                  SCHEDULE 3.7

                              MATERIAL LIABILITIES

1. Warranty and Indemnification Obligations under Arcotronics Italia S.p.A. Agreement.

         The Company has responsibilities for certain warranties and indemnification under Articles VII and IX of the agreement. Article IX, in particular, requires the Company (and Ener1 S.r.l.) to hold Arcotronics harmless from all third party claims for infringement, products liability, or other claims related to the use of the equipment used on two of the battery assembly lines. The agreement stipulates that the equipment in Annex 1 thereof was designed was made to the technical specifications of Ener1 S.r.l.

2.       Obligations under Employment Agreements with Departed Executives.

         The Company is obligated to make payments to departed employees under employment agreements with John Morton and Jorge Diaz totaling an estimated aggregate amount of $219,411.24 as of June 30, 2002.

                                  SCHEDULE 3.8

                          ENCUMBRANCES ON COMPANY STOCK

While there are no known encumbrances on Company stock, (1) Bzinfin has stock pledges on the stock of the Shareholder under its Loan Agreements (see Schedule 3.4), (2) Meliorbanca S.p.A. may have the right to purchase ten percent (10%) of On Power Battery S.r.l. (now Ener1 S.r.l.) under one of its loan agreements, and
(3) Tavricheskiy Bank may have the right to acquire 3% of On Power Battery S.r.l. in the event of default under its Credit Agreement. (See Schedule 3.4 re both of these.) The Shareholder has been informed that Item (2) above is no longer in force.

                                SCHEDULE 3.10(a)

                                 LIENS ON ASSETS

1. See Schedule 3.10 (c), regarding leased real property and owned real property.

2. Meliorbanca Gallo & C. S.p.A. (Italy) December 16, 1998 Credit Line of 10,172,040,000 Lira secured by security interests in battery-related assets former belonging to Ener1 S.r.l. and granting Meliorbanca the right to purchase 10% of OnPower S.r.l. (now Ener1 S.r.l.). See, also,
         Schedule 3.4. ------------

3. Tavricheskiy Bank (Russia) - December 8, 2000 Loan of $1,200,000 secured by 3% of On Power Battery S.r.l. (now Ener1 S.r.l.). (Not an "asset" of the Company, but potentially related to the assets transferred to the Company by Ener1 S.r.l.

                                SCHEDULE 3.10(b)

                   FIXED ASSETS NOT IN GOOD WORKING CONDITION

Neither the Company nor the Shareholder makes any representations or assurances regarding the working conditions of any equipment owned or to be owned by the Company. Without limiting the foregoing:

1. In general, a substantial amount of the Assets have not been unpacked, assembled, installed or operated at the Company's production facilities. Therefore, the Company cannot be sure that any of such Assets are in good working order.

2. A Brukker X-ray machine with a recorded cost of approximately $150,000 is currently in a repair facility in Switzerland in order to have a small but essential part replaced.

3. Approximately $3 million in equipment purchased by the Company from the Shareholder on which approximately $384,000 is owed to the vendor, Soft-Tronik, Inc., has not yet been delivered to the Company. The Company has received documents from the vendor confirming the above amount as the remaining amount owed on the equipment, together with a statement from the vendor that the equipment has been shipped and that shipping documents will be forwarded to the Company.

4. The Company believes that approximately $570,000 in equipment has not been unpacked, assembled and installed due to lack of sufficient "clean room" conditions. Therefore, the existence or state of working order for such equipment cannot be demonstrated at this time. This equipment has not been included on the Company's balance sheet as of June 30, 2002 and is one of the Fixed Asset adjustment items referred to in the Agreement.

                                SCHEDULE 3.10(c)

                                Owned Real Estate

1. 1751 North West 62nd Street (West Cypress Creek Road), Ft. Lauderdale, FL 33309, including approximately 1.9 acres of land and an approximately 19,000 square foot facility.


                           Liens on Owned Real Estate

1. InterBay Funding LLC Mortgage and Security Agreement signed November 20, 2001 and recorded November 26, 2001 on 1751 North West 62nd Street (West Cypress Road), Ft. Lauderdale, FL 33309.

                              Leased Real Property

1. Lease of 4,500 square feet to American Heart Association, Inc. at 1751 West 62nd Street facility under a lease dated October 19, 1998. Rent is $4,270.50 per month. This lease was terminated, effective August 19, 2002.

2. Office facilities at 550 West Cypress Road, Suite 120, Ft. Lauderdale, Florida, leased by Ener1, Inc. a California corporation) are used by the Company and the Shareholder for administrative activities. (See
         Note 6 of Audited Financials.)

                                  SCHEDULE 3.11

                              INTELLECTUAL PROPERTY

               Trademark, Trade Name and Service Mark Applications

1.       "Energy For The Future" - Application Number 76/344805 filed December
          4, 2001.

2.       "Enerfuel" - Application Number 76/345078 filed December 4, 2001.

3.       "Ener1" - Application Number 76/232554 filed by OnPower Battery S.r.l.

4. "Ener1" - European Community Trademark Application Number 2012540, granted to Ener1 S.r.l.

The above are the property of the Shareholder or related companies, but may potentially be used by the Company.

                               Patent Applications

1. Solid Polymer Electrolyte Lithium Battery - Provisional Application Number 60/310,908 filed August 8, 2001; Utility Application Number 10/038,556 filed January 4, 2002.

2. Nonaqueous Electrolytes Based on Organosilicon Ammonium Derivatives for High Power Sources - Application Number 10/126,340 filed April 19, 2002.

3. Salts of Alkali Metals of N, N'-Distributed Amides of Alkane Iminosulfinic Acid and Nonaqueous Electrolytes on their Basis - Application Number 10/122,788 filed April 15, 2002.

4.       Cathode Material for Lithium Battery and Method for Production Thereof
         - Application Number 10/158,361, filed May 30, 2002. One of the inventors listed on the patent application, Oleg V. Volkov, has not executed an assignment to the Company, and it is not known whether his assignment will be obtained. Patent counsel to the Company has informed that Company that, while the Company will be able to use the inventions described in this patent applications, the inventor will, as long as he has not signed the assignment, also be able to do so, independently of the Company.

5. Methods and Apparatus for Deposition of Thin Films - Application Number 10/108,140, filed March 27, 2002.

For Patent Items 1-3, the Company has, on behalf of the Shareholder, granted a security interest in the form of an assignment of all of its rights in the patent application, to Bzinfin, S.A., under Security Agreement dated August 31, 2001, such assignments to be held under Escrow Agreement dated November 6, 2001, to secure a loan made by Bzinfin to the Shareholder (see, also, "Bzinfin" item on Schedule 3.4). The Shareholder has received two notices of default from Bzinfin regarding such loan and, as of the date hereof, has not cured such default. The Shareholder is, as of the date hereof, negotiating with Bzinfin for a restructuring of the above loan.

There also may be royalty/licensing agreements with related parties that affect the above rights. These agreements will not materially adversely affect the Company's rights in the inventions that are the subject of the five battery patent applications.

The Company intends to enter into agreements with all of the inventors for Patent Items 1-5 (except for Oleg V. Volkov), providing for compensation to such inventors consisting of a initial payment, percentage of production costs, license revenue and/or proceeds from an outright sale. The form of such agreement will be delivered at Closing.

                                  SCHEDULE 3.12

                              DESIGNATED CONTRACTS

1. Agreement among Arcotronics Italia S.P.A., Ener1 S.r.l. and Ener1 USA Incorporated.

2.       Agreement with Soft-Tronik for purchase of equipment.

3. Secrecy Agreement among FuMA-Tech GmbH and Ener1 Holdings, Inc., Z-N, LLC, Ener1 USA, Inc. and EnerFuel, Inc.

4.       Agreements with Meliorbanca referred to in Schedule 3.4.

5.       Agreements with Tavricheskiy Bank referred to in Schedule 3.4

6.       Employment Agreement with Steve Pierce.

7.       Investment Banking Agreement with The Thornhill Group.


One or more of the Shareholder, the Company and Ener1 S.r.l. (f/k/a On Power Battery S.r.l.) may or may not be in violation of one or more of the following agreements: (i) a letter agreement from Meliorbanca dated January 15, 2002, (ii) a Financing Contract with Mortgage Warranty from Meliorbanca, (iii) a financial agreement with Meliorbanca dated September 18, 2001, and (iv) a Contract of financing with Meliorbanca dated October 21, 1999. The remaining items in
Schedule 3.4 are also hereby incorporated into this schedule and this comment.

                                  SCHEDULE 3.13

                               COMPLIANCE WITH LAW

Mike Zoi and Peter Novak, who are directors of the Company, are under investigation by the Italian police authorities for potential legal violations concerning fraud in receiving public funds and receiving stolen goods. No charges have been brought, and Mr. Zoi and Mr. Novak have denied any wrongdoing. The investigation appears to have originated in the locality in Italy where Ener1 S.r.l. (f/k/a On Power Battery S.r.l.) was establishing a manufacturing facility with funds obtained under a grant that is involved in the investigation. (See item re the grant in Schedule 3.4.) Many of the assets transferred to Ener1 Battery Company in contemplation of, or pursuant to, the Merger Agreement may have been originally delivered to Italy. The Shareholder has received a wire transfer notification from Meliorbanca documenting funds paid to the agency advancing the grant, a copy of which is available for review. The Shareholder believes, on the basis of such document, that the Italian grant used to purchase such assets has been fully repaid.

                                  SCHEDULE 3.14

                                   LITIGATION

None.  But see Schedules 3.4 and 3.13.

                                  SCHEDULE 3.16

                                      TAXES

1. The Company's United States Federal tax return is consolidated with those of the Shareholder, which has not been filed for 2001. The Shareholder has caused an extension to be filed.

2. The Company has received a temporary tax exemption permit from the State of Florida, which it believe will exempt the Company from paying sales and/or use tax on the approximately $20 million in equipment delivered to the Company's manufacturing facility in Ft. Lauderdale, Florida. However, it is possible that the state could ultimately disallow such exemption and/or audit the activities of the Company and/or its affiliates, resulting in such disallowance. In such event, the Company could be come liable for sales and/or use taxes in excess of $1 million.

                                  SCHEDULE 3.17

                                   COMMISSIONS

The Shareholder has entered into an agreement with The Thornhill Group, Inc. for investment banking services, which includes the Company within the definition of the Shareholder. The investment banking agreement provides that intercompany transactions such as the merger contemplated by the Merger Agreement are not subject to the fees that would otherwise be payable in connection with business combinations. However, the agreement also provides that the parties will negotiate a reasonable fee for services actually rendered by The Thornhill Group for such intercompany transactions. As of the date hereof, no such fee has been negotiated.

Exhibit 2.2

                             SUBSCRIPTION AGREEMENT

         This Subscription Agreement (this "Agreement"), dated effective as of August 30, 2002, by and between Inprimis, Inc., a Florida corporation (together with its successors and permitted assigns, the "Issuer"), and the undersigned investor (together with its successors and permitted assigns, the "Investor").

                                    RECITALS

         Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Issuer desires to issue and sell to the Investor, 80,000 shares (the "Shares") of the Issuer's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred") and warrants (the "Warrants," and together with the shares, the "Securities") to purchase 20,597,015 shares of the issuer's common stock, par value $0.01 per share (the "Common Stock"). The Issuer is offering all of the Securities in a private placement (the "Private Placement") to the Investor in exchange for an aggregate investment by the Investor of up to $2 million (the "Purchase Price") and on the other terms and conditions contained in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                    SUBSCRIPTION AND ISSUANCE OF SECURITIES

         1.1 Subscription and Issuance of Securities. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Investor and the Investor subscribes for and will purchase from the Issuer up to the maximum number of Securities set forth in the above recital.

         1.2 Legend. Any certificate or certificates representing the Securities shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

                                   ARTICLE 2
                                    CLOSING

         2.1 Closing. The initial closing of the transactions contemplated herein (the "Closing") shall take place on a date agreed upon by the Issuer and the Investor, which date shall be on or before August 30, 2002 if possible. The Closing shall take place at the offices of Adorno & Yoss in Ft. Lauderdale, Florida or such other location as specified by the parties. The Issuer hereby acknowledges prior receipt of $1,564,670 from the Investor in the form of advances on a cumulative basis as of September 6, 2002. The Issuer shall cause to be issued to the Investor certificates representing the Shares and the Warrants, to be duly registered in the name of the Investor and (ii) all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered (if that is not done prior to the Closing). The Series A Preferred shall have the rights set forth in the Certificate of Designations therefor, a copy of which is attached hereto as Exhibit A. The Warrants shall be in the form of Exhibit B hereto.

         2.2 Termination. This Agreement may be terminated at any time prior to the Closing:

               (a)   by mutual written consent of the Issuer and the Investor;

               (b) by the Investor, upon a material breach of any material representation, warranty, covenant, or agreement on the part of the Issuer set forth in this Agreement, or if any material representation and warranty of the Issuer shall have become untrue in any material respect, in either case such that the conditions in Section 8.1 would be incapable of being satisfied by the date of the Closing; or

               (c) by the Issuer, upon a material breach of any material representation and warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or if any material representation and warranty of the Investor shall have become untrue in any material respect, in either case such that the conditions in Section 7.2 would be incapable of being satisfied by the date of the Closing.

         2.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the Issuer or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         2.4 Subsequent Investments. The Issuer and the Investor contemplate that additional funding, up to a combined total of $2,000,000, may be provided by the Investor. If and when each additional portion of said $2,000,000 total is advanced, such contribution shall be recorded on the Issuer's books as additional paid-in capital.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         As a material inducement to the Investor entering into this Agreement and subscribing for the Shares, the Issuer represents and warrants to the Investor as follows:

         3.1 Corporate Status. The Issuer is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

         3.2 Corporate Power and Authority. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         3.3 Enforceability. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 No Violation. The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer's issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Articles of Incorporation or By-laws of the Issuer or any material contract to which the Issuer is a party (except to the extent such a default would not, in the case of a contract, have a Material Adverse Effect on the Issuer), or any requirement of law applicable to the Issuer, or result in the creation or imposition of any material lien upon any of the capital stock, properties or assets of the Issuer or any of its subsidiaries (except where such lien would not have a Material Adverse Effect on the Issuer). No consents, filings, authorizations or other actions of any governmental authority are required for the Issuer's execution, delivery and performance of this Agreement. No consent, approval, waiver or other action by any Person under any contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

         3.5 Valid Issuance of Securities. Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Securities, such Securities will be validly issued, fully paid and non-assessable, subject only to authorization of the common shares of the Issuer necessary to effect the mandatory redemption of

         3.6 SEC Filings and Other Filings. The Issuer has made all filings required to be made by it under the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder (the "SEC Filings") and pursuant to any other requirements of law (the "Other Filings"). The SEC Filings and the Other Filings, when filed, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and other requirements of law. None of the SEC Filings or the Other Filings, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Issuer has made accessible to the Investor true, accurate and complete copies of all SEC Filings which were filed with the SEC. Each balance sheet included in the SEC Filings (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Filings (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein).

         3.7 Governing Documents. The Issuer has delivered or made available to the Investor true, accurate and complete copies of the Issuer's Amended and Restated Articles of Incorporation and Bylaws in effect as of the date hereof.

         3.8 No Commissions. In connection with the purchase and sale of Shares hereunder, the Issuer may pay to The Thornhill Group a negotiated fee for certain financial advisory services. The Issuer has not incurred any other obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby.

         3.9 Use of Proceeds. The proceeds of the offering and sale of the Securities of the Issuer offered hereby, net of payment of expenses, will be used by the Issuer for working capital.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents and warrants to the Issuer as follows:

         4.1 Power and Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.2 No Violation. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor or any contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any requirement of law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor.

         4.3 Consents/Approvals. No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor's execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 Enforceability. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

         4.5 Investment Intent. The Investor is acquiring the for its own account and with no present intention of distributing or selling such Securities and further agrees not to transfer such Securities in violation of the Securities Act or any applicable state securities law. The Investor agrees that it will not sell or otherwise dispose of any of the Securities unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Securities being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates representing the Securities.

         4.6 Accredited Investor. The Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which is attached hereto as Exhibit C), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

         4.7 Adequate Information. The Investor has received from the Issuer, and has reviewed, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Securities.

         4.8 Opportunity to Question. The Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor's examination of the Issuer.

         4.9 No Other Representations. No oral or written representations have been made to the Investor in connection with the Investor's acquisition of the Shares which were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Issuer, any of its subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article III hereof.

         4.10 Knowledge and Experience. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of new and speculative companies), so as to enable the Investor to utilize the information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

         4.11 Independent Decision. The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Securities. The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Securities.

         4.12 Commissions. The Investor has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby.

         4.13 Information Provided to the Issuer. All information that the Investor has provided to the Issuer concerning its investment in the Securities is true and correct as of the date hereof.

                                   ARTICLE 5
                                   COVENANTS

         5.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any governmental authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any requirement of law in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any governmental authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.2 Notification of Certain Matters. Each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

                                   ARTICLE 6
                                INDEMNIFICATION

         6.1 Indemnification Generally. The Issuer, on the one hand, and the Investor, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies resulting from any breach of a representation, warranty, covenant, or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

         6.2 Indemnification Procedures. Each Person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or
(ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

                                   ARTICLE 7
                             CONDITIONS TO CLOSING

         7.1 Conditions to the Obligations of the Investor. The obligations of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer.

               (b) Agreement and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

               (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

         7.2 Conditions to the Obligations of the Issuer. The obligations of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) Representations and Warranties. Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Investor. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

               (b) Agreement and Covenants. The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

               (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

         7.3 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

               (a)   if to the Issuer to:

                     Imprimis, Inc.
                     1601 Clint Moore Road
                     Boca Raton, FL 33487-2747
                     Attention:  Larry Light
                     Telephone:  561.997.6227
                     Facsimile:  561.997.6934

                     with a copy to:

                     Joel Mayersohn
                     _________________________

                     _________________________

                     _________________________

               (b)   if to the Investor to:

                     Ener1 Group, Inc.
                     550 W. Cypress Creek Road, Suite 120
                     Ft. Lauderdale, Florida 33309
                     Attn: Mike Zoi, President

                     with a copy to:


         7.4   Remedies.

               (a) Each of the Investor and the Issuer acknowledge that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each of the Investor and the Issuer in addition to and without limiting any other remedy or right such party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of the Investor and the Issuer hereby waive any and all defenses such party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

               (b) All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         7.5 Entire Agreement. This Agreement (including the Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

         7.6 Expenses; Taxes. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Securities by the Issuer to the Investor and consummation of the transactions contemplated by this Agreement shall be paid by the Issuer.

         7.7 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         7.8 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         7.10 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         7.11 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         7.12 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date first entered above.



                                INPRIMIS, INC.

                                By: /s/ Larry L. Light
                                Name: Larry L. Light
                                Title: President


                                ENER1 GROUP, INC.

                                By: /s/ Mike Zoi
                                Name: Mike Zoi
                                Title: President

Exhibit 2.3

                                FORM OF WARRANT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

                               WARRANT CERTIFICATE

                To Purchase 48,402,985 Shares of Common Stock of

                                 INPRIMIS, INC.

                                September 6, 2002

         THIS IS TO CERTIFY THAT, for value received, Ener1 Group, Inc., a Florida corporation, or its assigns (the "Holder") is entitled to purchase from Inprimis, Inc., a Florida corporation (the "Company"), 48,402,985 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on the terms and conditions hereinafter set forth.

I.       Grant

         1.1 Grant of Warrant. The Company hereby grants to the Holder a warrant (this "Warrant") to purchase up to 48,402,985 shares of Common Stock at an exercise price of $0.08 per share (the "Exercise Price"). The shares of Common Stock, or other securities for which this Warrant may be exercised as a result of transactions contemplated by Article II hereof, are referred to as the "Warrant Shares."

         1.2 Exercise Period. This Warrant shall be immediately exercisable for that number of Warrant Shares as set forth in Section 1.1 and continue to be exercisable for the period (the "Exercise Period") until 5:00 p.m., Eastern time, on the date that is ten (10) years from the date hereof (the "Exercisability Date").

         1.3 Shares To Be Issued; Reservation of Shares. The Company covenants and agrees that (a) all of the securities issuable upon the exercise of this Warrant in accordance with the terms hereof will, upon issuance in accordance with the terms hereof and payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof and
(b) the Company will cause during the Exercise Period, there to be authorized and reserved a sufficient number of securities to provide for the exercise of this Warrant in full.

II.      Adjustments to Warrant

         2.1 Stock Splits and Combinations. If the Company shall combine all of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares shall be proportionately decreased and the Exercise Price in effect immediately prior to such combination shall be proportionately increased, as of the effective date of such combination, as follows: (a) the number of Warrant Shares purchasable immediately prior to the effective date of such combination shall be adjusted so that the Holder of this Warrant, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of this Warrant would have owned and been entitled to receive as a result of the combination had the Warrant been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of Warrant Shares of purchasable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which is the aggregate number of Warrant Shares purchasable upon exercise of this Warrant immediately thereafter. If the Company shall subdivide all of its outstanding shares of Common Stock, the number of Warrant Shares shall be proportionally increased and the Exercise Price in effect prior to such subdivision shall be proportionately decreased, as of the effective date of such subdivision, as follows: (a) the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to the effective date of such subdivision, shall be adjusted so that the Holder of this Warrant, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of this Warrant would have owned and been entitled to receive as a result of the subdivision had the Warrant been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which is the aggregate number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which is the aggregate number of Warrant Shares purchasable upon exercise of this Warrant immediately thereafter.

         2.2 Stock Dividends and Distributions. If the Company shall fix a record date for the holders of its Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of Warrant Shares purchasable upon the exercise of this Warrant shall be proportionately increased and the Exercise Price in effect prior to the time of such issuance or the close of business on such record date shall be proportionately decreased, as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, as follows: (a) the number of Warrant Shares purchasable immediately prior to the time of such issuance or the close of business on such record date shall be adjusted so that the Holder of this Warrant, if exercised after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of this Warrant would have owned and been entitled to receive as a result of the dividend or other distribution had the Warrant been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which is the aggregate number of Warrant Shares purchasable upon exercise of this Warrant immediately thereafter.

         2.3 Other Dividends and Distributions. If the Company shall fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant, for the Exercise Price in effect immediately prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive had the Warrant been exercised immediately prior to that date.

         2.4 Reclassification, Exchange and Substitution. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article
II), then the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, for the Exercise Price in effect immediately prior thereto, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by the holders of the Common Stock for which the Warrant Share could have been changed had this Warrant been exercised immediately prior to such recapitalization, reclassification or other change (in any event, subject to further anti-dilution protection as provided in this Article II).

         2.5 Reorganizations, Mergers, Consolidations or Sales of Assets. If any of the following transactions (each, a "Special Transaction") shall become effective: (a) a capital reorganization, share exchange or exchange offer (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article II), (b) a consolidation or merger of the Company with and into another entity, or (c) a sale or conveyance of all or substantially all of the Company's assets, then as a condition of any Special Transaction, lawful and adequate provision shall be made so that the Holder of the Warrant shall thereafter have the right to purchase and receive upon exercise of this Warrant, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, for the Exercise Price in effect immediately prior to such event, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction to the holders of shares for which this Warrant could have been exercised immediately prior to such Special Transaction. In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions of this Warrant (including, without limitation, provisions for adjustment of the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant), shall thereafter be applicable, as nearly as may be practicable, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any Special Transaction unless prior to, or simultaneously with, the closing thereof, the successor entity and the issuer of the securities into which this Warrant is exercisable (if other than the Company), if any, resulting from such Special Transaction shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder of this Warrant at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to the Holder such shares of stock, securities, cash or other assets, as in accordance with the foregoing provisions, which the Holder shall have the right to purchase.

         2.6 Other Issuances. In the event that the Company shall at any time after the Exercisability Date issue any shares of Common Stock, including shares of Common Stock issued or issuable upon the conversion or exercise of securities convertible into or exercisable for Common Stock, without consideration or at a price per share ("Issuance Price") that is less than the then applicable Exercise Price, then, in each and any such event (an "Adjustment Event"), (a) the number of Warrant Shares purchasable immediately prior thereto (the "Initial Number") shall be increased so that the Holder shall be entitled, upon exercise of this Warrant, to receive the number of shares of Common Stock determined by multiplying the Initial Number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of additional shares of Common Stock issued in such Adjustment Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of shares of Common Stock which the aggregate Issuance Price of the total number of shares of Common Stock issued in such Adjustment Event would purchase at the then applicable exercise price; provided, however, that no adjustment shall be made for the issuance of shares of Common Stock in connection with a Special Transaction, as described in Section 2.5; and the Exercise Price shall be reduced to the Issuance Price.

         2.7 Liquidation. If the Company shall, at any time prior to the end of the Exercise Period, dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant. Upon such exercise, the Holder shall have the right to receive, in lieu of the Warrant Shares that the Holder otherwise would have been entitled to receive upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Warrant Shares had the Holder been the holder of record of such Warrant Shares receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the applicable exercise price, the Holder may, at the Holder's option, exercise this Warrant without making payment of the applicable exercise price and, in such case, the Company shall, upon distribution to the Holder, consider the applicable exercise price, to have been paid in full, and in making settlement to the Holder shall deduct an amount equal to the applicable exercise price, from the amount payable to the Holder.

         2.8 Notice. Whenever this Warrant or the number of Warrant Shares or the Exercise Price is to be adjusted as provided herein, the Company shall, as soon as reasonably practicable, and in any case within three (3) business days of such adjustment, cause to be sent to the Holder a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof.

         2.9 Fractional Interests. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fraction of a Warrant Shares would be issuable upon the exercise of this Warrant, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current fair market value (as defined in Section 3.2 hereof) of such fraction.

         2.10 Effect of Alternate Securities. If at any time, as a result of an adjustment made pursuant to this Article II, the Holder of this Warrant shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of this Warrant shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Article II.

         2.11 Successive Application. The provisions of this Article II shall apply from time to time to successive events covered by this Article II. Upon the occurrence of any event contemplated by this Article II, all references to Common Stock, to the Company and to other defined terms shall be equitably adjusted to protect the interests of the Holder.

III.     Exercise

         3.1   Exercise of Warrant.

               (a) The Holder may exercise this Warrant by (i) surrendering this Warrant with the form of exercise notice attached hereto as Exhibit "A" duly executed by the Holder, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash, by certified check or wire transfer of immediately available funds to an account designated by the Company. Upon any partial exercise of this Warrant, the Company, at its expense, shall promptly issue to the Holder for its surrendered Warrant a replacement Warrant identical in all respects to this Warrant Certificate, except that the number of Warrant Shares shall be reduced accordingly.

               (b) Each person in whose name any Warrant Share certificate is issued upon exercise of this Warrant shall for all purposes been deemed to have become the holder of record of the Warrant Shares for which this Warrant was exercised as of the date of exercise. The Warrant Shares purchased shall be issued to the Holder exercising this Warrant as of the close of business on the business day on which all actions and payments required to be taken or made by the Holder hereunder shall have been so taken or made. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Notice, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         3.2 Cashless Exercise. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant by paying the Exercise Price in the manner set forth in Section 3.1(a), prior to its expiration pursuant to Section 1.2, the Holder may, by providing notice thereof to the Company along with the Exercise Notice, elect to exercise the Warrant for a reduced number of Warrant Shares determined in accordance with the following formula:

         X = Y(A-B)
             ------
             A

where:

         X = the number of Warrant Shares to be issued to the Holder.
         Y = the number of Warrant Shares purchasable under this Warrant
             (at the date of such exercise).
         A = the fair market value of one share of Common Stock (or other security for which the Warrant is then exercisable at the date of such exercise).
         B = Exercise Price (as adjusted to the date of such exercise).

For purposes of this Section 3.2, the "fair market value" per share shall be, in the event the Warrant is being exercised at the time the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange or listed for trading on the Nasdaq Stock Market, the last reported sale price of Common Stock on such exchange or system on the last business day prior to the date of exercise of the Warrant (or if no such sale is made on such day, the average of the closing bid and ask prices for Common Stock for such day on such exchange or system), or otherwise shall be determined in such reasonable manner as may be prescribed in good faith by the Company's Board of Directors.

IV.      Loss

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall immediately execute and deliver a new Warrant of like tenor and date.

V.       Legend On Warrant Shares

         The certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

              "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or under applicable state securities laws, and may not be offered or sold except (1) pursuant to an effective registration statement under the Act or (2) upon the delivery by the holder to the Company of an opinion of counsel reasonably satisfactory to the Company that such registration statement is not required under the Securities Act and the rules and regulations promulgated thereunder or under applicable state securities laws."

VI.      Miscellaneous.

         6.1 Representations, Warranties and Covenants of the Company. The representations, warranties and covenants of the Company contained in the Merger Agreement by and among the Company, the Holder, Ener1 Battery Company and Complete Acquisition Corp., dated as of the date hereof, are incorporated herein by reference and made a part hereof.

         6.2 Assignment. The rights, obligations and duties of the Company hereunder shall not be assignable or otherwise transferable by the Company. This Warrant and the rights granted to the Holder hereof are transferable by the Holder, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company.

         6.3 Modification. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

         6.4 Binding Effect and Benefit. This warrant shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

         6.5 Attorneys' Fees. In the event the Holder shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof, such reasonable attorneys' fees and other legal expenses shall be payable by Company to the Holder upon demand.

         6.6 Further Assurances. Company agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this Warrant.

         6.7 Governing Law; Waiver of Jury Trial. This Warrant shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Florida.

         6.8 Incorporation by Reference. All exhibits and documents referred to in this agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

         6.9 Indemnification of the Holder. From and at all times after the date of this Warrant, and in addition to all of the Holder's other rights and remedies against the Company, the Company agrees to hold the Holder harmless from, and to indemnify the Holder against, all losses, damages, costs and expenses (including, but not limited to, attorneys' fees, costs and expenses) incurred by the Holder from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, this Warrant; provided, however, that the foregoing indemnification shall not protect Holder from loss, damage, cost or expense directly attributable to Holder's willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Holder shall be payable by the Company upon demand by the Holder.

         6.10 Survival of Agreements. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Warrant.

         6.11 Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

         6.12 Notice. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by telex, telegraph or other facsimile transmission as follows:

                  If to Company addressed or delivered in person to:

                           Imprimis, Inc.
                           1601 Clint Moore Road
                           Boca Raton, FL 33487-2747
                           Attention:  Larry Light
                           Telephone:  561.997.6227
                           Facsimile:  561.997.6934

         With a copy to:

                           Adorno & Yoss, P.A.
                           Suite 1700
                           East Las Olas Boulevard
                           Fort Lauderdale, Florida 33301
                           Attention:  Joel Mayersohn, Esquire
                           Telephone:  954.763.1200
                           Facsimile:  954.766.7800

                  If to the Holder, addressed or delivered in person to:

                           Ener1 Group, Inc.
                           550 W. Cypress Creek Road, Suite 120
                           Fort Lauderdale, Florida 33309
                           Attention:  Mike Zoi
                           Telephone:  954.202.4442
                           Facsimile:  954.202.2884

                  With a copy to:

                           Ener1 Group, Inc.
                           550 W. Cypress Creek Road, Suite 120
                           Fort Lauderdale, Florida 33309

                           Attention:  Ronald N. Stewart, Esquire
                           Telephone:  954.202.4442
                           Facsimile:  954.202.2884

or to such other address as either party may designate by notice in accordance with this Section.

                  Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

         6.13 Severability. If any portion of this Warrant is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this Warrant is declared to be severable.

         6.14 Waiver. No waiver of a default, breach or other violation of any provision of this Warrant shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of the Holder to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof.

         6.15 Gender and Pronouns. Throughout this Warrant, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

         6.16 Entire Agreement. This Warrant constitutes the entire agreement of the parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

         6.17 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

                        [signatures appear on next page]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered, effective as of the 6th day of September, 2002.

                                 INPRIMIS, INC.

                                 By:      /s/ Larry L. Light
                                 Name:    Larry L. Light
                                 Title:   President and Chief Executive Officer

ATTEST:


__________________________

                                    EXHIBIT A

                                 EXERCISE NOTICE

                 [To be executed only upon exercise of Warrant]

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of the number of shares of Common Stock of Inprimis, Inc. as is set forth below, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then Inprimis, Inc. shall, at its own expense, promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.

Date: ____________________

Amount of Shares Purchased: ______________

Aggregate Purchase Price: $_____________

Printed Name of Registered Holder: ________________________________

Signature of Registered Holder: ________________________________

NOTICE: The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Stock Certificates to be issued and registered in the following name, and delivered to the following address:

                                    ___________________________________
                                    (Name)

                                    ___________________________________
                                    (Street Address)

                                    ___________________________________
                                    (City)          (State)  (Zip Code)

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee               Address                             No of Shares
----------------               -------                             ------------







and hereby irrevocably constitutes and appoints _____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:   ________ __, 200_


In the presence of:
-------------------------------

                                     Name: ____________________________


                                     Signature: ______________________________
                                     Title of Signing Officer or Agent (if any):

                                             _________________________________

                                    Address: _________________________________

                                             _________________________________

                                           Note: The above signature should
                                                 correspond exactly with the
                                                 name on the face of the within
                                                 Warrant, if applicable.

Exhibit 2.4

                           NEGOTIABLE PROMISSORY NOTE

US$1,161,850                                                    August 30, 2002
------------                                                    ---------------

         FOR VALUE RECEIVED, INPRIMIS, INC., a Florida corporation (the "Maker"), agrees and promises to pay to the order of ENER1 GROUP, INC., a Florida corporation, f/k/a Ener1 Holdings, Inc., its successors and/or assigns (the "Holder"), on or before September 1, 2003 (the "Maturity Date") at the Holder's principal place of business, or such other place as designated in writing by the Holder of this Promissory Note, the principal sum of One Million, One Hundred Sixty-One Thousand, Eight Hundred Fifty Dollars (US$1,161,850) (the "Loan"), together with interest thereon on a compounded basis at the rate of ten percent (10%) per annum, payable in lawful money of the United States, which shall be legal tender in payment of all debts at the time of payment.

         This Promissory Note may be prepaid at any time prior to the Maturity Date by the Maker without premium or penalty.

         The entire principal amount of the Loan, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date. In the event any payment of principal or interest falls due on a day that is a Saturday, Sunday or holiday when national banks in the United States must or may be closed for business, the payment shall be due on the immediately following business day.

         Interest shall be computed for the actual number of days elapsed on the basis of a 360 day year consisting of 12 months of 30 days each, including the date the Loan is made and excluding the date the Loan or any portion thereof is paid or prepaid.

         While any default exists in the making of any of the payments under this Promissory Note, or after maturity, the Maker hereby promises to pay on the first day of each month additional interest on the principal balance of this Promissory Note then outstanding at the rate representing the difference between the rate then applicable, as aforesaid, and eighteen percent (18%) per annum.

         It is the intent of the parties hereto that in no event shall the amount of interest due or payment in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Maker or received by Holder, then such excess sum shall be credited as a prepayment of principal, unless the Maker shall notify the Holder, in writing, that the Maker elects to have such excess sum returned to it forthwith.

         This Promissory Note shall not be modified except by an instrument in writing signed by the party against whom enforcement of such modification is sought.

         This Promissory Note shall be governed and construed in accordance with the laws of the State of Florida, without regard to conflict of laws principles thereof. Any suit or proceeding relating to this Promissory Note shall be brought or instituted only in a court of competent jurisdiction in Broward County, Florida.

         The Maker consents and agrees to any and all extensions of time, renewals, waivers or modifications that may be granted by the Holder with respect to this Promissory Note.

         No waiver by the Holder of any default hereunder shall be deemed to constitute a waiver of any subsequent default. No exercise of any right or remedy hereunder shall preclude the exercise of any other right or remedy.

         The Maker agrees to pay or reimburse the Holder and any other holder hereof for all costs and expenses of preparing, seeking advice in regard to, enforcing, and preserving its rights under this Note or any document or instrument executed in connection herewith (including reasonable attorneys' fees and costs and reasonable time charges of attorneys who may be employees of the Holder, whether in or out of court, in original or appellate proceedings or in bankruptcy).

         The Maker, any endorsers, sureties, guarantors and all others who are, or may become, liable for the payment hereof severally: (a) waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after the maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition or release of any party or person primarily or secondarily liable hereon, (d) agree that Holder shall not first be required to institute any suit, or to exhaust its remedies against the Maker or any other person or party to become liable hereunder or against the security in order to enforce payment of this Note, and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Holder of any such person), the Maker shall be and remain directly and primarily liable for all sums due under this Note.

         THE MAKER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM PERTAINING TO ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PROMISSORY NOTE, THIS WAIVER BEING A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE THE LOAN TO THE MAKER.

         All documentary stamp or other taxes (if any) required by law at any time to be affixed to this Promissory Note shall be paid by the Maker. The Maker agrees to indemnify and hold the Holder and each of its officers, directors, employees, affiliates, successors and assigns harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities, penalties, fines, fees and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Holder arising out of or resulting from the Maker's failure to pay such documentary stamp or other tax.

         IN WITNESS WHEREOF, the Maker has duly executed this Promissory Note as of the day and year first above written.

                                            INPRIMIS, INC.

                                            By:      /s/ Larry L. Light

                                            Name:    Larry L. Light

                                            Title:   President

Exhibit 2.5

                           Certificate of Designations
                           of Series A Preferred Stock
                                       of
                                 Inprimis, Inc.

                      (Pursuant to Section 607.0602 of the
                       Florida Business Corporation Act)

A.       Series A Convertible Preferred Stock.

         1. Designation. The designation of this class of Preferred Stock is "Series A Convertible Preferred Stock" (hereinafter, the "Series A Preferred"). The number of shares constituting the Series A Preferred shall be 4,010,000 shares.

         2. Rank. The Series A Preferred shall rank: (i) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Preferred; (ii) senior to the Corporation's common stock, $.01 par value per share (the "Common Stock"); (iii) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series A Preferred (collectively, with the Common Stock, the "Junior Securities"); and (iv) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred, in each case as to distribution of assets of the Corporation upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         3.   Dividends.

              (a) Holders of the Series A Preferred shall, when, as, and if dividends in respect of the Common Stock are declared by the Corporation's Board of Directors, whether payable in cash, in property, or in securities of the Corporation, be entitled to share equally in and to receive such dividends in accordance with the number of shares of Series A Preferred held by each such holder on an as-converted basis.

              (b) Dividends payable under this Section 3 shall be paid to the holders of record of the outstanding Series A Preferred as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend.

         4. Voting. Except as provided for herein, the holders of outstanding shares of Series A Preferred will be entitled to vote their outstanding shares of Series A Preferred on an as-converted basis for all matters on which the Corporation's shareholders are entitled to vote, including for the election of directors and otherwise as required by law. The Series A Preferred shall vote with the common stock as a group.

         5.   Conversion Rights.

              (a)   Mandatory Conversion.

                    (i) At such time as the holders of the common stock of the Corporation shall vote to amend the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock to a number sufficient to provide for the conversion of all issued and outstanding shares of Series A Preferred, then, upon the effectiveness of such amendment to the Corporation's Articles of Incorporation, immediately, and without any further action of the holders, the Series A Preferred shall be converted into shares of Common Stock at the rate of 50 shares of common stock for each one share of Series A Preferred.

                    (ii) The conversion of the Series A Preferred as provided for in Section 5(a)(i) shall be effected as of the close of business on the effective date of the amendment to the Articles of Incorporation that allows such conversion to occur (the "Conversion Date"). On the Conversion Date, the rights of the holders of the Series A Preferred shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                    (iii) As soon as practicable after the Conversion Date, the Corporation shall deliver to the holders of converted shares of Series A Preferred a certificate or certificates representing, in the aggregate, the number of shares of Common Stock issued upon such conversion, in the same name or names as the certificates representing the converted shares of Series A Preferred.

                    (iv) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred shall be made without charge to the holders of such shares of Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of the shares of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock so issued shall, upon such conversion, be validly issued, fully paid and nonassessable.

                    (v) The Corporation shall not close its books against the transfer of Series A Preferred or of Common Stock issued or issuable upon conversion of Series A Preferred in any manner that interferes with the timely conversion of shares of Series A Preferred. The Corporation shall assist and cooperate with any holder of shares of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of shares of Series A Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

              (b)   Effect on Conversion Price of Certain Events.

                    (i) Stock Splits and Combinations. If the Corporation shall combine all of its outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred shall be proportionately decreased, as of the effective date of such combination, such that the holder of Series A Preferred, if converted on or after that date, shall be entitled to receive the number of shares of Common Stock which such holder would have owned and been entitled to receive as a result of the combination had the Series A Preferred been converted immediately prior to that date. If the Corporation shall subdivide all of its outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred shall be proportionately increased, as of the effective date of such subdivision, such that the holder of Series A Preferred, if converted on or after that date, shall be entitled to receive the number of shares of Common Stock which such holder would have owned and been entitled to receive as a result of the subdivision had the Series A Preferred been converted immediately prior to that date.

                    (ii) Stock Dividends and Distributions. If the Corporation shall fix a record date to determine the holders of its Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of shares of Common Stock issuable upon conversion of the Series A Preferred shall be proportionately increased as of the close of business on such record date such that a holder of Series A Preferred, if converted after that date, shall be entitled to receive the number of shares of Common Stock which such holder of Series A Preferred would have owned and been entitled to receive as a result of the dividend or distribution had the Series A Preferred been converted immediately prior to that date.

              (c) Reclassification, Exchange and Substitution. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a subdivision or combination of shares or stock dividend, or a reorganization, merger, consolidation or sale of assets), then the holder of Series A Preferred shall be entitled to receive upon conversion of the Series A Preferred, in lieu of the shares of Common Stock immediately theretofore issuable upon such conversion, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change for which such holder of the Series A Preferred would have owned and been entitled to receive as a result of such event had the Series A Preferred been converted immediately prior to such recapitalization, reclassification or other change (in any event, subject to further anti-dilution protection as provided in this Section 6).

              (d)   Notices.

                    (i) Immediately upon the occurrence of any event requiring an adjustment to the number of shares of Common Stock issuable upon conversion of the Series A Preferred, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                    (ii) The Corporation shall give written notice to all holders of Series A Preferred at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock or (B) for determining rights to vote with respect to any dissolution or liquidation.

         6. Protective Provisions. For so long as at least 50% of the Series A Preferred remain outstanding, the consent of the holders of a majority of Series A Preferred will be required for: any amendment or change of the rights, preferences, privileges or powers of Series A Preferred or the issuance of any other series of preferred stock of the Corporation which is senior to Series A Preferred.

         7. Identical Rights. Each share of Series A Preferred shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series A Preferred.

         8. Certificates. So long as any shares of the Series A Preferred are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

          [THIS SPACE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.]

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation this ____ day of __________, 2002.

                                 INPRIMIS, INC.

                                 By:      /s/ Larry L. Light

                                 Name:    Larry L. Light

                                 Title:   President

Exhibit 2.6
                                                                      Ener1 (TM)

Contacts:

Investor Contact:                                          Media Contact:

R. Michael Brewer, CFO                                     Michael Stebel, CMO
Ener1, Inc.                                                Ener1, Inc.
561-997-6227 ext. 210                                      561-997-6227 ext. 327
mikeb@ener1.com                                            mikes@ener1.com

            Ener1 Completes Acquisition of Advanced Battery Business
              New $20 Million Lithium Battery Production Facility
                      to Begin Operation in Fourth Quarter

Boca Raton/Fort Lauderdale, FL, Sep. 6, 2002 - Ener1, Inc. (OTCBB: INPM) has completed its planned acquisition of the advanced battery business of its parent company, Ener1 Group, Inc. and plans to begin operation of its new $20 million facility in Fort Lauderdale during the fourth quarter.

Ener1, Inc. announced in May its intent to acquire the battery operation, which will become one of two lines of business within the company - the Battery Division and the Digital Media Technologies Division. As part of the transaction, in addition to the $20 million already invested in the battery facility, Ener1 Group plans to provide Ener1, Inc. with up to an additional $6.7 million total to fund the battery and digital media technologies divisions of Ener1, Inc.

Ener1's advanced battery division will develop and market products based on its highly advanced and proprietary lithium-metal and lithium-ion technologies. The acquired business includes five pending battery-related patents and several patent applications that are planned for submission to the U.S. Patent Office in the near future. The company is also considering the filing of patent(s) relating to the battery division's proprietary customized production lines.

The new lithium battery technology is expected to enable Ener1 to produce rechargeable batteries with up to three-times the energy-density, by weight, of existing lithium-ion batteries. This will allow Ener1 to manufacture batteries that provide greater power density, while being smaller than today's batteries, for a broad range of commercial and military applications.

The new battery division has access to Ener1 Group's team of scientists and engineers with more than a dozen Ph.D.'s, possessing research and development skills in electrochemistry, materials science, physics, and manufacturing.

The acquired battery company has a new battery production facility, which is being completed in Fort Lauderdale, and which incorporates state-of-the art equipment. The facility includes three custom production lines, each sealed within a unique atmospheric environment that limits water and oxygen to a maximum of only two parts-per-million, which is crucial for working with lithium battery technology. With a capacity to produce up to 12 million high-quality battery cells per year, the facility will be used for research, testing, as well as for production of the advanced batteries. Ener1, Inc. expects the facility to be completed and initial battery production to begin in the fourth quarter.

In connection with the acquisition and accompanying additional investment in Ener1, Inc. by its parent, Ener1, Inc. issued a combination of preferred stock, common stock and warrants totaling approximately 320 million shares on a fully diluted, common stock equivalent basis, bringing Ener1 Group's ownership of Ener1, Inc. to approximately 95.5%, in addition to a note for approximately $1.1 million. The battery acquisition adds approximately $21 million to Ener1, Inc.'s assets and approximately $11 million to its book value.

Mike Brewer, Ener1, Inc.'s chief financial officer stated, "The acquisition of the battery business and the resulting increases in both the company's book value and assets represent a new beginning for the financial health of the company. We believe that this event is a very positive one for our shareholders."

"We are excited by this acquisition," said Larry Light, president and chief executive officer of Ener1, Inc. "This new business will significantly broaden the opportunities for the company, bringing new products and a wider potential customer base. Combining the advanced battery technology and scientific expertise with our experienced engineering and marketing team gives us a tremendous advantage in the battery marketplace and rapidly launches Ener1 to world-class status in the battery industry."

Dr. Peter Novak, Ener1 chief technology officer for Ener1 Group stated, "Combining our intellectual property and technical and manufacturing talent will enable us to turn years of advanced research and development as well as production planning into a business that will usher in an entirely new line of commercial, military and industrial products. The results should benefit our shareholders and customers."

Michael D. Stebel, chief marketing officer for Ener1 added, "Ener1, Inc.'s core competency in taking technology from conceptual beginning to actual shippable products is the driving rationale behind the acquisition. Our ability to develop new products and bring them to market rapidly is the skill set that originally brought our two companies together. This is the latest step in leveraging this strategy."

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties, including, but not necessarily limited to, the change in control of Ener1, Inc. and dilution to existing shareholders of Ener1, Inc. caused by the transactions with Ener1 Group, Inc., the history of operating losses incurred by Ener1, Inc. and its need for additional capital, the lack of any operating history for the development stage Ener1 battery business, the need for additional capital for the Ener1 battery business, the ability to enter into and receive revenue from new contracts, the rate of development of the information appliance market, the successful development and market acceptance of new products and services, the degree of competition in the market for such products and services, competitive pricing practices, dependencies upon key personnel, and low barriers of entry into the software development and services markets.

Further, a significant portion of the company's sales is derived from a limited number of customers, the loss of one or more of which could adversely impact operating results. Some of these and other risks are detailed in the company's' annual report on Form 10-K for the year ended December 31, 2001, as well as in the company's other filings with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results or performance to differ materially from any future results or performance expressed or implied in the forward-looking statements included in this release.

                                #      #      #

Exhibit 2.7

                               ARTICLES OF MERGER
                                       OF
                           COMPLETE ACQUISITION CORP.,
                              a Florida Corporation
                                  WITH AND INTO
                             ENER1 BATTERY COMPANY,
                              a Florida Corporation

         Pursuant to the Section 607.1105 of the Florida Business Corporation Act, Complete Acquisition Corp., a Florida corporation, and Ener1 Battery Company, a Florida corporation, do hereby adopt the following Articles of
Merger:

         FIRST:   The plan of merger is as follows:

         1.     Merger.   Complete Acquisition Corp., a Florida corporation
("Complete"), bearing Document Number P93000043440 shall merge with and into Ener1 Battery Company, a Florida corporation ("Battery"), bearing Document Number P01000022214. Battery shall be the surviving entity in the Merger (the "Surviving Entity"). The name of the Surviving Corporation shall be Ener1 Battery Company. The address of the Surviving Entity's principal office is 550 Cypress Creek Road, Suite #120, Ft. Lauderdale, Florida 33309.

         2.     Articles of Incorporation and Bylaws.   The Articles of
Incorporation and the By-Laws of Battery, as same shall exist from and after the Effective Date, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof or applicable law, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Articles of Incorporation and By-Laws of the Surviving Corporation, shall constitute the Articles of Incorporation and By-Laws of the Surviving Corporation separate and apart from these Articles of Merger.

         3.     Succession.   On the Effective Date, Battery shall continue its
corporate existence under the laws of the State of Florida, and the separate existence and corporate organization of Complete, except insofar as it may be continued by operation of law, shall be terminated and cease.

JOEL MAYERSOHN, ESQ. FL BAR #0093492
Adorno & Yoss, P.A.
350 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida 33301
Phone No.: (954) 763-1200

         4.     Conversion of Shares.   On the Effective Date, by virtue of the
Merger and without any further action on the part of the entities or their shareholders, all of the outstanding shares of common stock, par value $.01 per share, of Battery issued and outstanding as of the Effective Date, shall, in the aggregate, be converted into the right to receive: (i) 50,000,000 shares of common stock, par value $0.01 per share, of Inprimis, Inc., the parent company of Complete, (ii) 3,930,000 shares of Series A preferred stock, par value $0.01 per share, of Inprimis, Inc. ("Preferred"), convertible, on a mandatory basis, into 50 shares of Inprimis, Inc. common stock for each share of Preferred, and having the rights, preferences and designations set forth in Exhibit A to the Merger Agreement, (iii) warrants to purchase 48,402,985 shares of Inprimis Common Stock, in the form of Exhibit B to the Merger Agreement, (iv) a promissory note issued by Inprimis, Inc. in the principal amount of $1,161,850, with a one year term, in the form of Exhibit C to the Merger Agreement. All of the outstanding shares of common stock of Complete issued and outstanding prior to the Effective Date shall convert into one share of the common stock of the Surviving Corporation.

         5.     Effective Date.   The Merger shall become effective at the time
of filing of these Articles of Merger with the Florida Department of State.

         SECOND: The Merger Agreement was adopted by the Board of Directors and the sole Shareholder of Complete by resolution on September 6, 2002, in accordance with applicable Florida law. Therefore the number cast for these Articles of Merger was sufficient for approval.

                  The Merger Agreement was adopted by the Board of Directors and the sole Shareholder of Battery by resolution, on September 6, 2002, in accordance with applicable Florida law. Therefore the number cast for these Articles of Merger was sufficient for approval.

          [THIS SPACE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.]

         The parties have caused these Articles of Merger to be executed on September 6, 2002.

                              COMPLETE ACQUISITION CORP., a Florida corporation

                              By:        /s/ Larry L. Light
                              Name:      Larry L. Light
                              Title:     President

                              ENER1 BATTERY COMPANY, a Florida corporation

                              By:        /s/ Mike Zoi
                              Name:      Mike Zoi
                              Title:     President

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER